Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-180273

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 1, 2014)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$200,000,000 Floating Rate Notes due August 26, 2016

Our US$200,000,000 aggregate principal amount of floating rate notes due August 26, 2016 (the “Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.25% per annum. Interest on the Notes is payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year. The first interest payment on the Notes will be made on May 26, 2015 in respect of the period from (and including) February 26, 2015 to (but excluding) May 26, 2015. The Notes will mature on August 26, 2016.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100.00%	US$	200,000,000
Underwriting discounts	0.02%	US$	40,000
Proceeds to us, before expenses	99.98%	US$	199,960,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 26, 2015.

The Notes will not be listed on any securities exchange.

The underwriter expects to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 26, 2015.

Sole Bookrunner and Lead Manager

Credit Suisse

Prospectus Supplement dated February 23, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “￦” or “Won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Commencing in 2013, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2013, June 30, 2014 and September 30, 2014 and for the six months ended June 30, 2014 and 2013 and the nine months ended September 30, 2014 and 2013 included in this prospectus supplement has been prepared in accordance with Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated August 1, 2014. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-180273, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 150-996, The Republic of Korea.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$200,000,000 aggregate principal amount of floating rate notes due August 26, 2016 (the “Notes”).

The Notes will bear interest for each Interest Period (as defined herein) at a rate equal to Three-Month USD LIBOR plus 0.25% per annum, payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year. The first interest payment on the Notes will be made on May 26, 2015 in respect of the period from (and including) February 26, 2015 to (but excluding) May 26, 2015. Interest on the Notes will accrue from February 26, 2015, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

The Notes will not be listed on any securities exchange.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 26, 2015, which we expect will be the third business day following the date of this prospectus supplement. See “Underwriting—Delivery of the Notes.”

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 1, 2014. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS. Our financial information as of and for the nine months ended September 30, 2014 and 2013 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2014, we had ￦54,280 billion of outstanding loans, including ￦30,392 billion of outstanding export credits, ￦18,292 billion of outstanding overseas investment credits and ￦2,418 billion of outstanding import credits, as compared to ￦53,809 billion of outstanding loans, including ￦28,664 billion of outstanding export credits, ￦18,393 billion of outstanding overseas investment credits and ￦2,203 billion of outstanding import credits as of December 31, 2013.

In August 2013, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and respond systematically to rapidly changing domestic and international economic conditions. The plan called for, among other things, the transfer of Korea Finance Corporation’s overseas financing business to us and the merger of Korea Finance Corporation into The Korea Development Bank. Korea Finance Corporation’s overseas financing portfolio included financing of shipping, aerospace, infrastructure and energy projects. On October 31, 2014, pursuant to the Government’s plan, we entered into an asset sale and purchase agreement with Korea Finance Corporation whereby we agreed to purchase Korea Finance Corporation’s overseas financing business related assets in 16 projects at the book value price of approximately US$1.3 billion. Such assets were transferred to us on November 10, 2014, and we are scheduled to pay the purchase price for such assets sometime during the first quarter of 2015 to The Korea Development Bank, which completed the merger with Korea Finance Corporation on December 31, 2014. We expect the transfer to bolster our existing overseas policy financing business and expand our portfolio of project financing and other overseas assets.

Capitalization

As of September 30, 2014, our authorized capital was ￦15,000 billion and our capitalization was as follows:

	September 30, 2014(1)
	(billions of Won)
	(unaudited)
Long-Term Debt(2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		3,308
Export-Import Financing Debentures		29,367

Total Long-term Debt	￦	32,675

Capital:
Paid-in Capital(6)	￦	7,748
Retained Earnings		2,071
Legal Reserve		320
Voluntary Reserve		1,634
Unappropriated Retained Earnings		117
Accumulated other comprehensive income		65

Total Capital	￦	9,884

Total Capitalization	￦	42,559

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since September 30, 2014.
(2)	We have translated borrowings in foreign currencies as of September 30, 2014 into Won at the rate of ￦1,059.6 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on September 30, 2014.
(3)	As of September 30, 2014, we had contingent liabilities totaling ￦58,745 billion, which consisted of ￦46,246 billion under outstanding guarantees and acceptances and ￦12,499 billion under contingent guarantees and acceptances issued on behalf of our clients.
(4)	As of September 30, 2014, we had entered into 146 interest rate related derivative contracts with a notional amount of ￦12,447.5 billion and 236 currency related derivative contracts with a notional amount of ￦15,426.2 billion in accordance with our policy to hedge interest rate and currency risks.
(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of September 30, 2014, authorized ordinary share capital was ￦15,000 billion and issued fully-paid ordinary share capital was ￦7,748 billion. In July 2014, the Government contributed ￦380 billion in the form of shares of common stock of Korea Land & Housing Corporation to our capital.

Business

Government Support and Supervision

In July 2014, the Government contributed ￦380 billion in the form of shares of common stock of Korea Land & Housing Corporation to our capital. As a result, as of September 30, 2014, our paid-in capital was ￦7,748 billion compared to ￦7,368 billion as of June 30, 2014.

Selected Financial Statement Data

Recent Developments

As of September 30, 2014, we had ￦55,721 billion of outstanding loans, including ￦31,182 billion of outstanding export credits, ￦19,162 billion of outstanding overseas investment credits and ￦3,166 billion of outstanding import credits, as compared to ￦54,280 billion of outstanding loans, including ￦30,392 billion of outstanding export credits, ￦18,292 billion of outstanding overseas investment credits and ￦2,418 billion of outstanding import credits as of June 30, 2014.

The following tables present selected separate financial information as of September 30, 2014 and June 30, 2014 and for the nine months ended September 30, 2014 and 2013, which has been derived from our unaudited separate internal management accounts as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 prepared in accordance with Korean IFRS.

	Nine Months Ended September 30,
	2014		2013
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	1,240	￦	1,260
Total Interest Expenses		964		995
Net Interest Income (Expenses)		276		265
Total Revenues		3,526		4,138
Total Expenses		3,347		4,090
Income before Income Taxes		179		48
Income Tax Benefit (Expense)		(62)		(11)
Net Income		117		37

	As of September 30, 2014 (unaudited)		As of June 30, 2014 (unaudited)
	(billions of Won)
Balance Sheet Data
Total Loans(1)	￦	55,721	￦	54,280
Total Borrowings(2)		50,832		49,660
Total Assets		64,126		61,743
Total Liabilities		54,242		52,430
Total Shareholders’ Equity(3)		9,884		9,313

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes financial liabilities at fair value through profit or loss, borrowings and debentures.
(3)	Includes unappropriated retained earnings.

For the nine months ended September 30, 2014, we had net income of ￦117 billion compared to net income of ￦37 billion for the nine months ended September 30, 2013.

The principal factor for the increase in net income for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 was a decrease in provision for possible loan losses to ￦329 billion in the nine months ended September 30, 2014 from ￦455 billion in the corresponding period of 2013, primarily due to decreased non-performing assets. That factor was partially offset by a decrease in gain on disposal of available-for-sale securities to ￦6 billion in the nine months ended September 30, 2014 from ￦22 billion in the corresponding period of 2013; the ￦6 billion gain in the nine months ended September 30, 2014 reflected principally the sale of our equity interest in Kumho Tire Co., Inc. and the ￦22 billion gain in the nine months ended September 30, 2013 reflected principally the sale of our equity interest in SK Networks Co., Ltd. and Kumho Tire Co., Inc.

As of September 30, 2014, our total assets increased by 4% to ￦64,126 billion from ￦61,743 billion as of June 30, 2014, primarily due to a 3% increase in loans to ￦55,721 billion as of September 30, 2014 from ￦54,280 billion as of June 30, 2014.

As of September 30, 2014, our total liabilities increased by 3% to ￦54,242 billion from ￦52,430 billion as of June 30, 2014. The increase in liabilities was primarily due to a 2% increase in debentures to ￦44,260 billion as of September 30, 2014 from ￦43,521 billion as of June 30, 2014.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2014 compared to June 30, 2014 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt.

As of September 30, 2014, our total shareholders’ equity increased by 6% to ￦9,884 billion from ￦9,313 billion as of June 30, 2014, primarily due to the Government’s ￦380 billion contribution to our capital in July 2014.

Results of Operations

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information for the six months ended June 30, 2014 and 2013 and as of June 30, 2014 and December 31, 2013, which has been derived from our unaudited separate K-IFRS financial statements as of and for the six months ended June 30, 2014 and 2013 included in this prospectus supplement:

	Six Months Ended June 30,
	2014		2013
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	822	￦	830
Total Interest Expense		645		595
Net Interest Income (Expenses)		177		236
Operating Income		105		60
Income before Income Tax		108		65
Income Tax Benefit (Expense)		31		17
Net Income		77		48

	As of June 30, 2014 (unaudited)		As of December 31, 2013
	(billions of Won)
Balance Sheet Data
Total Loans(1)	￦	54,280	￦	53,809
Total Borrowings(2)		49,660		48,198
Total Assets		61,743		60,933
Total Liabilities		52,430		51,683
Total Shareholders’ Equity(3)		9,313		9,250

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

For the six months ended June 30, 2014, we had net income of ￦77 billion compared to net income of ￦48 billion for the six months ended June 30, 2013.

The principal factor for the increase in net income for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 was a decrease in impairment loss on credit to ￦212 billion in the six months ended June 30, 2014 from ￦362 billion in the corresponding period of 2013, primarily due to decreased non-performing assets. That factor was partially offset by a decrease in net interest income to ￦177 billion in the six months ended June 30, 2014 from ￦236 billion in the corresponding period of 2013, primarily due to an increase in interest expense resulting from increased debentures.

As of June 30, 2014, our total assets increased by 1% to ￦61,743 billion from ￦60,933 billion as of December 31, 2013, primarily due to a 1% increase in loans to ￦54,280 billion as of June 30, 2014 from ￦53,809 billion as of December 31, 2013.

As of June 30, 2014, our total liabilities increased by 1% to ￦52,430 billion from ￦51,683 billion as of December 31, 2013. The increase in liabilities was primarily due to a 2% increase in debentures to ￦43,521 billion as of June 30, 2014 from ￦42,710 billion as of December 31, 2013.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against the U.S. dollar as of June 30, 2014 compared to June 30, 2013 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including loans and debt in U.S. dollar).

As of June 30, 2014, our total shareholders’ equity increased by 1% to ￦9,313 billion from ￦9,250 billion as of December 31, 2013, due to the Government’s ￦130 billion contribution to our capital in January 2014, a 4% increase in retained earnings to ￦2,031 billion from ￦1,954 billion, and loss on valuation of available-for-sale securities of ￦90 billion as of June 30, 2014 compared to gain on valuation of available-for-sale securities of ￦54 billion as of December 31, 2013.

Operations

Loan Operations

In the first half of 2014, we provided total loans of ￦27,945 billion, a decrease of 8% from the corresponding period of 2013.

Export Credits

As of June 30, 2014, export credits in the amount of ￦30,392 billion represented 56% of our total outstanding loans. Our disbursements of export credits amounted to ￦20,362 billion in the first half of 2014, a decrease of 4% from the corresponding period of 2013, which was mainly due to a decrease in demand for loan financing from domestic exporters. The appreciation of the Won against the U.S. dollar as of June 30, 2014 compared to June 30, 2013 magnified the effect of the decrease in the volume of export credits in the first half of 2014, as a majority of our export credits consisted of foreign currency credits (including credits in U.S. dollar).

Overseas Investment Credits

As of June 30, 2014, overseas investment credits amounted to ￦18,292 billion, representing 34% of our total outstanding loans. Our disbursements of overseas investment credits in the first half 2014 decreased by 10% to ￦5,200 billion from the corresponding period of 2013, primarily due to decreased demand in overseas investment and project credits. The appreciation of the Won against the U.S. dollar as of June 30, 2014 compared to June 30, 2013 magnified the effect of the decrease in the volume of overseas investment credits in the first half of 2014, as a majority of our overseas investment credits consisted of foreign currency credits.

Import Credits

As of June 30, 2014, import credits in the amount of ￦2,418 billion represented 4% of our total outstanding loans. Our disbursements of import credits amounted to ￦2,383 billion in the first half of 2014, a decrease of 29% over the corresponding period of 2013, which was mainly due to a decrease in demand for financing for raw materials used for export and domestic consumption. The appreciation of the Won against the U.S. dollar as of June 30, 2014 compared to June 30, 2013 magnified the effect of the decrease in the volume of import credits in the first half of 2014, as a significant portion of our import credits consisted of foreign currency credits (including credits in U.S. dollar).

Guarantee Operations

Guarantee commitments as of June 30, 2014 increased to ￦55,393 billion from ￦53,696 billion as of December 31, 2013. Guarantees we had confirmed as of June 30, 2014 increased to ￦43,456 billion from ￦41,587 billion as of December 31, 2013.

For further information regarding our guarantee and letter of credit operations, see “Notes to Separate Financial Statements of June 30, 2014 and 2013—Note 36”.

Description of Assets and Liabilities

Except where expressly indicated otherwise, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”. Bills bought, foreign exchange bought and advances for customers are collectively referred to as the “Other Loans”. Loans and Other Loans are collectively referred to as the “Loan Credits”. Confirmed guarantees and acceptances are collectively referred to as the “Guarantees”. Loan Credits and Guarantees are collectively referred to as the “Credit Exposure”.

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2014, categorized by type of exposure extended:

		June 30, 2014
		(billions of Won, except for percentages)
A	Loans in Won	￦	14,724	15%
B	Loans in Foreign Currencies		35,049	36
C	Loans (A+B)		49,773	52
D	Other Loans		1,352	1
E	Call Loans and Inter-bank Loans in Foreign Currency		3,154	3
F	Loan Credits (C+D+E)		54,280	56
G	Allowances for Possible Loan Losses		(1,418)	(1)
H	Loan Credits including PVD (F-G)		52,862	55
I	Guarantees		43,456	45
J	Credit Exposure (H+I)	￦	96,318	100%

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of June 30, 2014, categorized by geographic area(1)(2):

	June 30, 2014		As % of June 30, 2014 Total
	(billions of Won, except for percentages)
Asia	￦	41,205	76%
Europe		5,128	9
America		4,762	9
Africa		3,185	6

Total Loan Credits	￦	54,280	100.0%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.

Source: Internal accounting records.

Individual Exposure

As of June 30, 2014, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦6,694 billion.

As of June 30, 2014, our second and third largest Credit Exposures were to Samsung Heavy Industries in the amount of ￦4,872 billion and to Hyundai Heavy Industries in the amount of ￦4,594 billion, respectively.

The following table sets out our five largest Credit Exposures as of June 30, 2014(1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	1,052	￦	5,642	￦	6,694
2	Samsung Heavy Industries		923		3,949		4,872
3	Hyundai Heavy Industries		1,203		3,392		4,594
4	GS Engineering & Construction		1,327		2,151		3,478
5	SK Engineering & Construction		184		2,105		2,289

(1)	Includes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2014:

	As of June 30, 2014
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	￦	90,058	￦	621
Precautionary		2,902		406
Sub-standard		1,340		668
Doubtful		182		132
Estimated Loss		87		86

Total	￦	94,570	￦	1,912

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2014, the amount of our non-performing assets was ￦278 billion, a decrease of 43% from ￦491 billion as of December 31, 2013. As of June 30, 2014, our non-performing asset ratio was 0.3%, compared to 0.5% as of December 31, 2013. Non-performing assets are (i) assets classified as doubtful or estimated loss, (ii) assets in delinquency of repayments of principal or interest more than three months, or (iii) assets exempted from interest payments due to restructuring or rescheduling.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2014:

June 30, 2014
(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦ 1,912
NPA (B)(1)	278
Total Equity (C)	9,313
Reserve to NPA (A/B)	688%
Equity at Risk (B-A)/C	—

(1)	Non-performing assets.

Source: Internal accounting records.

Investments

As of June 30, 2014, our total investment in securities amounted to ￦4,572 billion, representing 7% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2014:

Type of Investment Securities	Amount		%
	(billions of Won)
Available-for-Sale Securities	￦	3,907	85%
Held-to-Maturity Securities		36	1
Investments in Associates and Subsidiaries		629	14

Total	￦	4,572	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Separate Financial Statements of June 30, 2014 and 2013—Note 3”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2014, we had issued a total amount of ￦43,456 billion in confirmed guarantees and acceptances, of which ￦41,855 billion, representing 96% of the total amount, was classified as normal and the remaining ￦1,601 billion was classified as precautionary, substandard, doubtful or estimated loss.

Derivatives

As of June 30, 2014, our outstanding loans made at floating rates of interest totaled approximately ￦32,269 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦9,038 billion, including those raised in Swiss franc, Singapore dollar, Hong Kong dollar, Brazil real, Saudi riyal, Czech koruna and Euro and swapped into U.S. dollar floating rate borrowings. As of June 30, 2014, we had entered into 236 currency related derivative contracts with a notional amount of ￦16,426 billion and valuation for BIS capital ratio purposes of ￦131 billion and had entered into 142 interest rate related derivative contracts with a notional amount of ￦11,010 billion and valuation for BIS capital ratio purposes of ￦7 billion. See “Notes to Separate Financial Statements of June 30, 2014 and 2013—Note 20”.

Sources of Funding

We raised a net total of ￦31,510 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2014, a decrease of 7% from ￦33,822 billion in the corresponding period of 2013. The total loan repayments, including prepayments by our clients, during the first half of 2014 amounted to ￦23,991 billion, a decrease of 3% from ￦24,696 billion during the corresponding period of 2013.

As of June 30, 2014, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ￦6,260 billion during the first half of 2014.

During the first half of 2014, we issued eurobonds in the aggregate principal amount of US$2,152 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 54% decrease from US$4,631 million in the corresponding period of 2013. In addition, we issued global bonds during the first half of 2014 in the aggregate amount of US$1,500 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$500 million in the corresponding period of 2013. As of June 30, 2014, the outstanding amounts of our notes and debentures were US$16,802 million, SGD 80 million, JPY 260,060 million, HKD 4,548 million, MYR 1,630 million, BRL 4,743 million, EUR 2,087 million, MXN 3,031 million, THB 25,500 million, CHF 775 million, AUD 2,584 million, INR 4,202 million, CNY 3,708 million, IDR 3,476,730 million, PEN 266 million, PHP 11,350 million, TRY 562 million, TWD 600 million, NZD 498 million, SAR 750 million, ZAR 1,401 million, RUB 1,260 million, NOK 2,750 million, CZK 700 million and GBP 300 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to ten years. As of June 30, 2014, the outstanding amount of such borrowings from foreign financial institutions (net of discounts) was US$2,775 million.

As of June 30, 2014, our total paid-in capital amounted to ￦7,368 billion, and the Government, The Bank of Korea and Korea Finance Corporation owned 68.5%, 15.8% and 15.7%, respectively, of our paid-in capital.

As of June 30, 2014, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), ￦49,659 billion, was equal to 19% of the authorized amount of ￦264,228 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2014:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2014		2015		2016		2017		Thereafter
	(billions of won)
Won	￦	4,320	￦	4,190	￦	1,070	￦	—	￦	170
Foreign		1,810		8,426		5,547		5,195		12,754

Total Won Equivalent	￦	6,130	￦	12,616	￦	6,617	￦	5,195	￦	12,924

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2014, as announced by the Seoul Money Brokerage Services Ltd.

Source: Internal accounting records.

As of June 30, 2014, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$4,512 million, US$6,082 million and US$4,474 million, respectively. As of June 30, 2014, our total foreign currency liabilities exceeded our total foreign currency assets by US$5,807 million.

Capital Adequacy

As of June 30, 2014, our capital adequacy ratio was 11.2%, a decrease from 11.6% as of December 31, 2013, which was primarily the result of an increase in risk adjusted assets.

The following table sets forth our capital base and capital adequacy ratios reported as of June 30, 2014:

June 30, 2014
(billions of Won, except for percentages)
Tier I	￦ 8,858
Paid-in Capital	7,368
Retained Earnings	1,505
Deductions from Tier I Capital	(15)
Capital Adjustments	—
Deferred Tax Asset	—
Others	(15)
Tier II (General Loan Loss Reserves)	1,078
Total Capital	9,936
Risk Adjusted Assets	88,846
Capital Adequacy Ratios
Tier I common equity	10.0%
Tier 1	10.0%
Tier I and Tier II	11.2%

Source: Internal accounting records.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2014 and December 31, 2014 and for the six months ended June 30, 2014 and 2013 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	Korean won
	Jun. 30, 2014		Dec. 31, 2013
	(unaudited)
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	1,720,047	￦	2,214,755
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		782,322		855,248
Hedging derivative assets (Notes 4, 5 and 20)		432,965		378,324
Loans (Notes 4, 5, 10 and 37)		52,529,194		51,169,874
Financial investments (Notes 4, 5 and 9)		3,943,619		4,073,979
Investments in associates and subsidiaries (Note 11)		629,151		629,160
Tangible assets, net (Note 12)		244,472		236,519
Intangible assets, net (Note 13)		16,507		17,428
Deferred tax assets (Note 34)		545,082		511,601
Other assets (Notes 4, 5, 14 and 37)		899,729		846,350

	￦	61,743,088	￦	60,933,238

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	60,436	￦	212,888
Hedging derivative liabilities (Notes 4, 5 and 20)		1,051,293		1,799,713
Borrowings (Notes 4, 5 and 15)		6,138,549		5,488,545
Debentures (Notes 4, 5 and 16)		43,521,007		42,709,823
Provisions (Note 17)		265,845		245,355
Retirement benefit obligation, net (Note 18)		32,592		27,868
Current tax liabilities		—		99,139
Other liabilities (Notes 4, 5, 19 and 37)		1,360,547		1,099,767

	￦	52,430,269	￦	51,683,098

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	7,368,055	￦	7,238,055
Other components of equity (Notes 20 and 22)		(86,619)		57,757
Retained earnings (Note 23) (Regulatory reserve for bad loans as of June 30, 2014 and December 31, 2013: ￦447,671 million and ￦514,785 million) (Note 23)		2,031,383		1,954,328

		9,312,819		9,250,140
	￦	61,743,088	￦	60,933,238

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Korean won
	Six months ended June 30, 2014		Six months ended June 30, 2013
	(In millions)
	(unaudited)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	￦	821,580	￦	830,404
Interest expenses		(644,747)		(594,791)

		176,833		235,613

Net commission income (Notes 25 and 37):
Commission income		176,809		181,038
Commission expenses		(1,785)		(1,269)

		175,024		179,769

Dividend income (Note 26)		10,442		13,959
Gain (loss) on financial assets at FVTPL (Note 27)		235,819		2,781
Gain (loss) on hedging derivative assets (Notes 20 and 28)		517,658		(1,509,656)
Loss on financial investments (Note 29)		(33,682)		(3,121)
Gain (loss) on foreign exchange transaction		(435,411)		1,107,452
Other net operating income (expenses) (Note 30)		(234,433)		490,719
Impairment loss on credit (Notes 31 and 37)		(212,206)		(362,433)
General and administrative expenses (Note 32)		(95,514)		(94,790)

Total operating income		104,530		60,293

NON OPERATING INCOME (EXPENSES) (Note 33):
Gain (loss) on investments in associates and subsidiaries		4,662		8,018
Net other non-operating income (expenses)		(1,247)		(3,681)

		3,415		4,337

INCOME BEFORE INCOME TAX		107,945		64,630
INCOME TAX EXPENSES (Note 34)		(30,890)		(16,758)

NET INCOME		77,055		47,872

(Adjusted income (loss) after reserve for bad loans for the six months ended June 30, 2014 and 2013: ￦144,169 million and (-)￦24,002 million) (Note 23)
OTHER COMPREHENSIVE INCOME(LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurements of net defined benefit liability		—		(176)
Income tax effect		—		42

		—		(134)
Items reclassified subsequently to profit or loss:
Valuation on Available-For-Sale (“AFS”) securities		(190,104)		9,637
Cash flow hedging gains or losses		(365)		2,454
Income tax effect		46,093		(2,926)

		(144,376)		9,165

TOTAL COMPREHENSIVE INCOME (LOSS)	￦	(67,321)	￦	56,903

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

			Other components of equity
	Capital stock		Valuation on AFS securities		Cash flow Hedging gains or losses		Remeasurement of net defined benefit liability		Retained earnings		Total
	(Korean won in millions)
	(unaudited)
January 1, 2013	￦	7,138,055	￦	25,641	￦	(3,210)	￦	(1,631)	￦	1,928,883	￦	9,087,738
Dividends		—								(34,286)		(34,286)
Increase in capital stock		20,000										20,000
Net income										47,872		47,872
Gain on valuation of available-for-sale securities				7,304								7,304
Gain on valuation of cash flow hedge						1,861						1,861
Remeasurements of net defined benefit liability								(134)				(134)

June 30, 2013	￦	7,158,055	￦	32,945	￦	(1,349)	￦	(1,765)	￦	1,942,469	￦	9,130,355

January 1, 2014	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140
Increase in capital stock		130,000										130,000
Net income										77,055		77,055
Loss on valuation of AFS securities				(144,099)								(144,099)
Loss on valuation of cash flow hedge						(277)						(277)

June 30, 2014	￦	7,368,055	￦	(89,942)	￦	(1,504)	￦	4,827	￦	2,031,383	￦	9,312,819

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Korean won
	Six months ended June 30, 2014		Six months ended June 30, 2013
	(In millions)
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	77,055	￦	47,872

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		30,890		16,758
Interest income		(821,580)		(830,404)
Interest expenses		644,747		594,791
Dividend income		(10,442)		(13,959)
Loss on AFS securities		33,684		3,544
Loss on foreign exchange transactions		649,149		1,669,951
Impairment loss on credit		212,206		362,433
Impairment loss on equity securities by the equity method		10		—
Loss on fair value hedged items		310,486		60,947
Depreciation and amortization		3,697		2,370
Loss on disposals of tangible, intangible and other assets		1		5
Loss on valuation of derivative assets		80,210		1,609,114
Retirement benefits		5,191		5,084
Gain on trading securities		(1,652)		(706)
Gain on AFS securities		(2)		(423)
Net increase in reversal of derivatives’ credit risk provision		(5,367)		(10,835)
Gain on foreign exchange transactions		(213,738)		(2,779,385)
Gain on fair value hedged items		(71,859)		(542,070)
Gain on valuation of derivative assets		(722,935)		(74,502)
Gain on disposals of tangible assets, intangible assets and other assets		(49)		(37)
Changes in assets and liabilities resulting from operations:
Net decrease in due from financial institutions		623,049		471,167
Net decrease (increase) in financial assets at fair value through profit or loss		199,569		(461,508)
Net decrease in hedging derivative assets		60,013		204,180
Net increase in loans		(1,625,578)		(5,232,311)
Net increase in other assets		(171,412)		(301,831)
Net increase in provisions		36,052		94,969
Payment of retirement benefits		(467)		(549)
Net decrease in other liabilities		126,726		91,554
Net decrease in financial liabilities at fair value through profit or loss		(121,031)		(109,860)
Net decrease in hedging derivative liabilities		(377,127)		(376,650)
Payment of income tax		(117,417)		(81,356)
Interest income received		898,275		746,223
Interest expense paid		(544,747)		(537,600)
Dividend income received		10,442		13,959

Net cash used in operating activities		(803,951)		(5,359,065)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Korean won
	Six months ended June 30, 2014		Six months ended June 30, 2013
	(In millions)
	(unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS securities and held-to-maturity securities	￦	65,259	￦	1,995
Disposals of tangible assets		64		38
Disposals of intangible assets		—		204
Acquisitions of AFS securities and held-to-maturity securities		(149,605)		(150,012)
Acquisitions of tangible assets		(10,086)		(1,222)
Acquisitions of intangible assets		(657)		(1,113)

Net cash used in by investing activities		(95,025)		(150,110)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		331,400		797,129
Increase in borrowings		1,292,337		4,225,717
Increase in debentures		11,541,464		11,051,986
Increase in capital stock		130,000		20,000
Decrease in borrowings		(1,003,686)		(2,465,157)
Decrease in debentures		(11,086,916)		(7,255,191)
Payment of dividends		—		(34,286)

Net cash provided by financing activities		1,204,599		6,340,198

NET INCREASE IN DUE FROM FINANCIAL INSTITUTIONS		305,623		831,023
DUE FROM FINANCIAL INSTITUTIONS, BEGINNING OF THE PERIOD		1,432,027		848,451
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON DUE FROM FINANCIAL INSTITUTIONS		(177,281)		184,764

DUE FROM FINANCIAL INSTITUTIONS, END OF THE PERIOD (Note 7)	￦	1,560,369	￦	1,864,238

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

1. GENERAL:

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2014, the Bank operates 10 domestic branches, 4 overseas subsidiaries, and 15 overseas offices.

The Bank’s authorized capital is ￦8,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦7,368,055 million as of June 30, 2014. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Finance Corporation hold 68.53%, 15.81% and 15.66%, respectively, of the ownership of the Bank as of June 30, 2014.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Banking	20,000,000	100.00	Jun. 30, 2014
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Banking	—	100.00	Jun. 30, 2014
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Banking	442	85.00	Jun. 30, 2014
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Banking	30,000,000	100.00	Jun. 30, 2014

(*)	This entity does not issue share certificates.

(Dec. 31, 2013)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Banking	20,000,000	100.00	Dec. 31, 2013
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Banking	—	100.00	Dec. 31, 2013
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Banking	442	85.00	Dec. 31, 2013
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Banking	30,000,000	100.00	Dec. 31, 2013

(*)	This entity does not issue share certificates.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Associates of the Bank as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Subsidiaries	Location	Capital stock	Main business	Number of Shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW 860,000 mil.	Financial service	44,482,396	25.86	Jun. 30, 2014
Credit Guarantee and Investment Fund	Philippines	USD700 mil.	Financial service	100,000,000	14.28	Mar. 31, 2014
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW 256,542 mil.	Shipbuilding	93,294,100	70.71	Mar. 31, 2014
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW 2,530 mil	Shipbuilding	1,040,000	67.27	Mar. 31, 2014

(Dec. 31, 2013)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW 860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2013
Credit Guarantee and Investment Fund	Philippines	USD700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2013
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW 256,542 mil.	Shipbuilding	9,410,000	33.99	Sep. 30, 2013

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2. FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

The Bank’s financial statements are prepared under International Financial Reporting Standards as adopted by Republic of Korea (“K-IFRS”).

(1) Basis of Financial Statement Presentation

The separate financial statements are interim financial statements that apply K-IFRS 1034 ‘Interim Financial Reporting’ for one part of yearly financial statements. The Bank’s separate financial statements are prepared in accordance with K-IFRS 1027 ‘Separate financial statements’.

Major accounting policies used for the preparation of the separate financial statements are stated below. Unless stated below, the accounting policies have been applied consistently with the annual separate financial statements in order to prepare the separate financial statements for the six months ended June 30, 2014.

The accompanying separate financial statements have been prepared on the historical cost basis except for certain non-current assets and financial instruments that are measured at revalued amounts or fair values. Historical cost is generally based on the fair value of the consideration given.

1) The Bank has newly adopted the following new standards that affected the accounting policies.

Amendments to K-IFRS 1032—Financial Instruments: Presentation

The amendments to K-IFRS 1032 clarify the requirement for the offset presentation of financial assets and financial liabilities. That is, the right to offset must not be conditional on the occurrence of future events and can be exercised anytime during the contract periods. The right to offset is executable even in the case of default or insolvency. The adoption of the amendments has no significant impact on the Bank’s separate financial statements.

Amendments to K-IFRS 1039—Financial Instruments: Recognition and Measurement

The amendments allowed the Bank to use hedge accounting when, as a consequence of laws or regulations or the introduction of laws or regulations, the original counterparty to the hedging instrument is replaced by a central counterparty or an entity which is acting as counterparty in order to effect clearing by a central counterparty. The adoption of the amendments has no significant impact on the Bank’s separate financial statements.

Enactment of K-IFRS 2121—Levies

The enactment defines that the obligating event giving rise to the recognition of a liability to pay a levy is the activity that triggers the payment of the levy in accordance with the related legislation. The enactment has no significant impact on the Bank’s separate financial statements.

In addition to the new amendments and enactments listed above, K-IFRS 1036, Impairment of Assets, had been amended to add clarifications about the disclosure requirement in relation to estimated recoverable amount for non-financial assets. The adoption of these amendments has no significant impact on the Bank’s separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) The Bank has not applied the following new and revised K-IFRSs that have been issued but are not yet effective:

Amendments to K-IFRS 1019—Employee Benefits

If the amount of the contributions is independent from the numbers of years of service, the Bank is permitted to recognize such contributions as a reduction in the service cost in the period in which the related service is rendered. The amendments are effective for the annual periods beginning on or after July 1, 2014.

The Bank anticipates that the amendment listed above may not have significant impact on the Bank’s separate financial statements.

(2) Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

(3) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

 Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments, which are not actively traded in the market and with less transparent market price, will have less objective fair value and require broad judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

‚ Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The accuracy of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

ƒ Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

Impairment of AFS equity investments

As described in the significant accounting policies in ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that AFS equity investments are impaired.

Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below. These policies are consistently applied to previous periods presented, unless otherwise stated.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at FVTPL, held-to-maturity investments, AFS financial assets, loans, receivables and financial liabilities as financial liabilities at FVTPL and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

 Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method (as defined below) and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

‚ Fair value

The fair values, which the Bank primarily uses for measurement of financial instruments, are the published price quotations in an active market which are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available, which are the best evidence of fair value.

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy.

•	Level 1: Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2: Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

The fair value measurement is categorized in its entirety in the level of the lowest-level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

 Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

‚ Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, cancelled or expires.

4) Offsetting

A financial asset and a financial liability are offset and the net amount presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(5) Financial assets at FVTPL

This category comprises two sub-categories: financial assets classified as held for trading and financial assets designated by the Bank as at FVTPL upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking

The Bank may designate certain financial assets, other than held for trading, upon initial recognition as at FVTPL when one of the following conditions is met:

•

It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•

A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•

A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at FVTPL if allowed according to K-IFRS No. 1039, Financial Instruments: Recognition and measurement.

After initial recognition, a financial asset at FVTPL is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at FVTPL are recognized in the statement of comprehensive income as net gains on financial instruments at FVTPL.

(6) Financial Investments

AFS and held-to-maturity financial assets are presented as financial investments.

 AFS financial assets

Profit or loss of financial assets classified as AFS, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as AFS are recognized when the right to receive payment is established.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

AFS financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For AFS equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component

‚ Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. Held-to-maturity financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for loans that are individually significant (individual evaluation of impairment), and individually or collectively for loans that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, whether significant or not, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

 Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and fair value less cost to sell of any collateral held and the timing of anticipated receipts.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

‚ Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of loans for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default(PD) on each loan (or pool of loans) and loss given default(LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) AFS financial assets

When a decline in the fair value of an AFS financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an AFS debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an AFS equity instrument classified as available for sale are not reversed through profit or loss.

3) Held-to-maturity financial assets.

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of held-to-maturity financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as held-to-maturity, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at FVTPL and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the income statement relating to the hedged item in the income statement.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument in the separate statements of comprehensive income.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight- line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the remaining deferred amount is recognized in profit or loss.

(10) Tangible assets.

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. When part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets.

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the asset are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development fees	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets.

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(13) Financial liabilities at FVTPL.

Financial liabilities at FVTPL include short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the expense related issue is recognized in current profit or loss.

(14) Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1018. ‘Revenue’

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

 Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

‚ Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

ƒ Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

All post-employment benefits, other than defined contribution plans, are classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. Actuarial gains and losses recognized are immediately recognized in other comprehensive income (loss) and not reclassified to profit or loss in a subsequent period.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax.

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and presents it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Cash and due from financial institutions	￦	1,720,047	￦	2,214,755
Financial assets at FVTPL		191,488		154,847
Hedging derivative assets		432,965		378,324
Loans (*1)		53,832,431		53,400,754
Financial investments (*2)		271,903		202,457
Other financial assets		935,686		847,638
Acceptances and guarantee contracts		55,393,253		53,696,431
Commitments (*3)		39,005,382		26,689,629

	￦	151,783,155	￦	137,584,835

(*1)	Loan valuation adjustment in a fair value hedging is excluded.
(*2)	Financial investments exclude AFS securities valuation adjustment related to fair value hedging which is included in AFS securities in foreign currency in Note 9
(*3)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and presents them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Loans are categorized as follows (Korean won in millions):

(Jun. 30, 2014)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	242,451	￦	50,961,918	￦	51,204,369	94.33
Past due		—		21,827		21,827	0.04
Impairment		2,915,432		137,923		3,053,355	5.63

Subtotal		3,157,883		51,121,668		54,279,551	100.00

Net deferred origination fees and costs:
Normal
Not past due		(8)		(444,110)		(444,118)	99.33
Past due		—		(1)		(1)	0.00
Impairment		(3,216)		215		(3,001)	0.67

Subtotal		(3,224)		(443,896)		(447,120)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		242,443		50,517,808		50,760,251	94.29
Past due		—		21,826		21,826	0.04
Impairment		2,912,216		138,138		3,050,354	5.67

Subtotal		3,154,659		50,677,772		53,832,431	100.00

Allowances:
Normal
Not past due		25,775		191,255		217,030	15.30
Percentage (%)		10.63		0.38		0.42
Past due		—		(389)		(389)	0.03
Percentage (%)		—		1.78		1.78
Impairment		1,097,394		(103,430)		(1,200,824)	84.67
Percentage (%)		37.68		74.87		39.37

Subtotal		1,123,169		(295,074)		(1,418,243)	100.00

Percentage (%)		35.60		0.58		2.63
Carrying amounts:
Normal
Not past due		216,668		50,326,553		50,543,221	96.43
Past due		—		21,437		21,437	0.04
Impairment		1,814,822		34,708		1,849,530	3.53

Total	￦	2,031,490	￦	50,382,698	￦	52,414,188	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	238,849	￦	49,760,718	￦	49,999,567	92.92
Past due		—		178,125		178,125	0.33
Impairment		3,494,025		137,653		3,631,678	6.75

Subtotal		3,732,874		50,076,496		53,809,370	100.00

Net deferred origination fees and costs:
Normal
Not past due		(9)		(405,581)		(405,590)	99.26
Past due		—		(2,505)		(2,505)	0.61
Impairment		(736)		215		(521)	0.13

Subtotal		(745)		(407,871)		(408,616)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		238,840		49,355,137		49,593,977	92.87
Past due		—		175,620		175,620	0.33
Impairment		3,493,289		137,868		3,631,157	6.80

Subtotal		3,732,129		49,668,625		53,400,754	100.00

Allowances:
Normal
Not past due		(26,274)		(177,151)		(203,425)	8.54
Percentage (%)		11.00		0.36		0.41
Past due		—		(6,858)		(6,858)	0.29
Percentage (%)		—		3.91		3.91
Impairment		(2,073,009)		(99,008)		(2,172,017)	91.17
Percentage (%)		59.34		71.81		59.82

Subtotal		(2,099,283)		(283,017)		(2,382,300)	100.00

Percentage (%)		56.25		0.57		4.46
Carrying amounts:
Normal
Not past due		212,566		49,177,986		49,390,552	96.81
Past due		—		168,762		168,762	0.33
Impairment		1,420,280		38,860		1,459,140	2.86

Total	￦	1,632,846	￦	49,385,608	￦	51,018,454	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦115,006 million and ￦151,420 million, as of June 30, 2014 and December 31, 2013, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,739,046	￦	4,100,230	￦	698,712	￦	6,537,988	12.77	￦	(17,505)	￦	(3,235)	￦	6,517,248
Outstanding		5,953,163		25,509,114		2,802,767		34,265,044	66.92		(398,059)		(88,271)		33,778,714
Good		4,133,219		5,156,710		987,042		10,276,971	20.07		(28,546)		(112,256)		10,136,169
Below normal		95,516		28,850		—		124,366	0.24		(8)		(13,268)		111,090

	￦	11,920,944	￦	34,794,904	￦	4,488,521	￦	51,204,369	100.00	￦	(444,118)	￦	(217,030)	￦	50,543,221

(Dec. 31, 2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,910,299	￦	4,608,138	￦	626,135	￦	7,144,572	14.29	￦	(19,487)	￦	(3,484)	￦	7,121,601
Outstanding		4,973,463		24,306,098		3,822,284		33,101,845	66.20		(353,715)		(85,553)		32,662,577
Good		3,155,001		5,251,526		1,230,953		9,637,480	19.28		(32,379)		(100,595)		9,504,506
Below normal		109,039		6,631		—		115,670	0.23		(9)		(13,793)		101,868

	￦	10,147,802	￦	34,172,393	￦	5,679,372	￦	49,999,567	100.00	￦	(405,590)	￦	(203,425)	￦	49,390,552

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	2,791	￦	1,522	￦	—	￦	4,313	19.76	￦	(1)	￦	(124)	￦	4,188
Within two months		—		—		—		—	—		—		—		—
Within three months		—		8,571		—		8,571	39.27		—		(18)		8,553
Over three months		—		—		8,943		8,943	40.97		—		(247)		8,696

	￦	2,791	￦	10,093	￦	8,943	￦	21,827	100.00	￦	(1)	￦	(389)	￦	21,437

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	1,192	￦	—	￦	—	￦	1,192	0.67	￦	—	￦	(43)	￦	1,149
Within two months		—		159,632		—		159,632	89.62		(2,505)		(6,338)		150,789
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		17,301		17,301	9.71		—		(477)		16,824

	￦	1,192	￦	159,632	￦	17,301	￦	178,125	100.00	￦	(2,505)	￦	(6,858)	￦	168,762

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,492,087	￦	12,260	￦	2,504,347	￦	(959,938)	￦	(12,260)	￦	(972,198)	38.52	100.00	38.82
Transportation		—		147,951		147,951		—		(44,054)		(44,054)	—	29.78	29.78
Construction		259,918		—		259,918		(81,142)		—		(81,142)	31.22	—	31.22

	￦	2,752,005	￦	160,211	￦	2,912,216	￦	(1,041,080)	￦	(56,314)	￦	(1,097,394)	37.83	35.15	37.68

(Dec. 31, 2013)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,268,557	￦	23,016	￦	3,291,573	￦	(1,971,741)	￦	(23,016)	￦	(1,994,757)	60.32	100.00	60.60
Construction		201,716		—		201,716		(78,252)		—		(78,252)	38.79	—	38.79

	￦	3,470,273	￦	23,016	￦	3,493,289	￦	(2,049,993)	￦	(23,016)	￦	(2,073,009)	59.07	100.00	59.34

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Securities that are neither past due nor impaired	￦	271,903	￦	202,457

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	—	￦	235,517	￦	—	￦	—	￦	—	￦	235,517
Held-to-maturity financial assets		—		36,386		—		—		—		36,386

	￦	—	￦	271,903	￦	—	￦	—	￦	—	￦	271,903

(Dec. 31, 2013)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	—	￦	158,810	￦	—	￦	—	￦	—	￦	158,810
Held-to-maturity financial assets		—		43,647		—		—		—		43,647

	￦	—	￦	202,457	￦	—	￦	—	￦	—	￦	202,457

(*1)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA – BBB
Grade 2	BBB – BB
Grade 3	BB – B
Grade 4	B – C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦115,006 million and ￦151,420 million, as of June 30, 2014 and December 31, 2013, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

1) Loans by country where the credit risk belongs to as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	14,714,991	￦	8,101,039	￦	923,145	￦	23,739,175	43.74	￦	(5,254)	￦	(1,226,272)
China		7,239		2,368,791		817,918		3,193,948	5.88		(1,044)		(26,197)
Saudi Arabia		—		2,244,238		4,192		2,248,430	4.14		(69,418)		(6,889)
India		—		1,288,261		28,020		1,316,281	2.43		(23,781)		(2,377)
Iran		—		100,738		8,943		109,681	0.20		(4,153)		(831)
Indonesia		—		2,570,993		7,933		2,578,926	4.75		(92,605)		(5,843)
Vietnam				1,783,816		72,099		1,855,915	3.42		(24,809)		(5,300)
Others		—		4,258,600		1,903,848		6,162,448	11.35		(64,542)		(24,211)

		14,722,230		22,716,476		3,766,098		41,204,804	75.91		(285,606)		(1,297,920)

Europe:
Russia		—		893,511		173,022		1,066,533	1.96		—		(30,444)
England		—		326,977		99,277		426,254	0.79		(1,305)		(291)
Belgium		—		64,744		8,842		73,586	0.14		(219)		(28)
France		—		340,910		8,142		349,052	0.64		(6,507)		(630)
Cyprus		—		78,354		—		78,354	0.14		(4,179)		—
Netherlands		—		176,241		6,769		183,010	0.34		(1,524)		(379)
Malta		—		178,727		—		178,727	0.33		(2,684)		(12)
Others		2,224		2,415,567		354,250		2,772,041	5.11		(53,557)		(21,810)

		2,224		4,475,031		650,302		5,127,557	9.45		(69,975)		(53,594)

America:
Panama		—		1,625,329		824		1,626,153	3.00		(6,806)		(1,899)
United States		—		971,405		84,959		1,056,364	1.95		(18,317)		(6,263)
The British Virgin Islands		—		610,237		—		610,237	1.12		(4,271)		(702)
Mexico		—		477,645		—		477,645	0.88		(8,318)		(5,247)
Bermuda		—		106,512		—		106,512	0.20		(5,701)		—
Others		—		885,073		255		885,328	1.63		(3,015)		(3,597)

		—		4,676,201		86,038		4,762,239	8.77		(46,428)		(17,708)

Africa:
Marshall Islands		—		2,032,475		—		2,032,475	3.74		(23,455)		(1,791)
Liberia		—		365,800		—		365,800	0.67		(4,383)		(44,181)
Madagascar		—		414,012		—		414,012	0.76		(2,820)		(1,557)
Others		—		369,377		3,287		372,664	0.69		(14,453)		(1,492)

		—		3,181,664		3,287		3,184,951	5.87		(45,111)		(49,021)

	￦	14,724,454	￦	35,049,372	￦	4,505,725	￦	54,279,551	100.00	￦	(447,120)	￦	(1,418,243)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,575,026	￦	8,140,030	￦	1,679,287	￦	23,394,343	43.47	￦	(6,240)	￦	(2,215,922)
China		7,239		2,479,513		391,807		2,878,559	5.35		(1,149)		(37,439)
Saudi Arabia		—		2,186,611		28,338		2,214,949	4.12		(69,453)		(7,216)
India		—		1,284,377		18,428		1,302,805	2.42		(22,150)		(2,432)
Iran		—		114,612		17,302		131,914	0.25		(4,821)		(1,139)
Indonesia		—		2,488,525		8,671		2,497,196	4.64		(61,247)		(5,113)
Vietnam		—		1,429,477		84,872		1,514,349	2.81		(22,238)		(5,385)
Others		—		3,899,487		3,041,113		6,940,600	12.90		(58,430)		(24,563)

		13,582,265		22,022,632		5,269,818		40,874,715	75.96		(245,728)		(2,299,209)

Europe:
Russia		—		922,692		193,712		1,116,404	2.07		(1)		(29,346)
England		—		389,849		2,023		391,872	0.73		(1,920)		(426)
Belgium		—		76,711		7,391		84,102	0.16		(256)		(28)
France		—		383,032		13,613		396,645	0.74		(7,102)		(693)
Cyprus		—		92,920		—		92,920	0.17		(1,625)		—
Netherlands		—		211,258		—		211,258	0.39		(1,623)		(410)
Malta		—		195,230		—		195,230	0.36		(2,931)		(47)
Others		2,223		2,166,627		157,287		2,326,137	4.32		(57,935)		(19,586)

		2,223		4,438,319		374,026		4,814,568	8.94		(73,393)		(50,536)

America:
Panama		—		1,735,488		—		1,735,488	3.23		(6,009)		(2,362)
United States		—		1,385,976		87,326		1,473,302	2.74		(19,850)		(9,402)
The British Virgin Islands		—		560,604		—		560,604	1.04		(4,384)		(705)
Mexico		—		487,905		—		487,905	0.91		(8,658)		(4,990)
Bermuda		—		115,731		—		115,731	0.22		(5,726)		—
Others		—		962,466		—		962,466	1.79		(3,156)		(3,819)

		—		5,248,170		87,326		5,335,496	9.93		(47,783)		(21,278)

Africa:
Marshall Islands		—		1,659,543		—		1,659,543	3.08		(19,424)		(1,741)
Liberia		—		417,565		277		417,842	0.78		(4,755)		(6,823)
Madagascar		—		452,240		—		452,240	0.84		(2,960)		(1,702)
Others		—		252,189		2,777		254,966	0.47		(14,573)		(1,011)

		—		2,781,537		3,054		2,784,591	5.17		(41,712)		(11,277)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Loans by industry as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	10,153,681	￦	17,808,783	￦	309,568	￦	28,272,032	52.08	￦	(181,194)	￦	(1,179,629)
Transportation		173,150		5,841,448		—		6,014,598	11.08		(71,520)		(66,529)
Financial institutions		165,000		2,806,716		4,091,956		7,063,672	13.01		(7,910)		(29,578)
Wholesale and retail		926,587		1,283,791		100,219		2,310,597	4.26		(1,459)		(12,861)
Real estate		—		117,163		—		117,163	0.22		(125)		(357)
Construction		2,941,771		1,812,734		3,109		4,757,614	8.77		(5,151)		(97,782)
Public sector and others		364,265		5,378,737		873		5,743,875	10.58		(179,761)		(31,507)

	￦	14,724,454	￦	35,049,372	￦	4,505,725	￦	54,279,551	100.00	￦	(447,120)	￦	(1,418,243)

(Dec. 31, 2013)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	9,886,878	￦	17,610,649	￦	314,040	￦	27,811,567	51.69	￦	(181,551)	￦	(2,189,124)
Transportation		188,150		5,497,257		—		5,685,407	10.56		(70,332)		(26,915)
Financial institutions		165,000		3,177,503		5,254,700		8,597,203	15.98		(6,510)		(28,251)
Wholesale and retail		877,781		1,415,308		99,488		2,392,577	4.44		(1,675)		(13,134)
Real estate		—		121,887		—		121,887	0.23		(150)		(267)
Construction		2,102,888		1,749,992		32,997		3,885,877	7.22		(5,424)		(89,544)
Public sector and others		363,791		4,918,062		32,999		5,314,852	9.88		(142,974)		(35,065)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

3) Concentration of credit risk of securities (debt securities) by industry as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014			Dec. 31, 2013
	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Government and government sponsored institutions	￦	50,631	21.50	￦	70,387	44.32
Banking and insurance		137,748	58.49		77,901	49.05
Others		47,138	20.01		10,522	6.63

Subtotal		235,517	100.00		158,810	100.00

Held-to-maturity financial assets
Government and government sponsored institutions		10,294	28.29		16,140	36.98
Banking and insurance		26,091	71.71		27,507	63.02

Subtotal		36,386	100.00		43,647	100.00

Total	￦	271,903		￦	202,457

4) Concentration of credit risk of securities (debt securities) by country as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014			Dec. 31, 2013
	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Korea	￦	135,850	57.68	￦	119,693	75.37
Others		99,667	42.32		39,117	24.63

Subtotal		235,517	100.00		158,810	100.00

Held-to-maturity financial assets
Korea		—	—		5,299	12.14
Others		36,385	100.00		38,348	87.86

Subtotal		36,385	100.00		43,647	100.00

Total	￦	271,902		￦	202,457

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

5) Credit enhancement and its financial effect as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	53,832,431	￦	55,393,253	￦	39,005,382	￦	148,231,066	100.00

Credit enhancement:
Deposits and savings		72,621		30,211		—		102,832	0.07
Export guarantee insurance		187,313		1,849,790		—		2,037,103	1.37
Guarantee		855,391		760,717		348,333		1,964,441	1.33
Securities		118,735		20,105		—		138,840	0.09
Real estate		1,026,907		147,252		48,114		1,222,273	0.82
Ships		4,391,065		169,364		—		4,560,429	3.08
Others		919,346		1,833,303		2,496		2,755,145	1.86

Subtotal		7,571,378		4,810,742		398,943		12,781,063	8.62

Exposure to credit risk after deducting credit enhancement	￦	46,261,053	￦	50,582,511	￦	38,606,439	￦	135,450,003	91.38

(*1)	Loans represent the amount after loan origination fees and costs.

(Dec. 31, 2013)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	53,400,754	￦	53,696,431	￦	26,689,629	￦	133,786,814	100.00

Credit enhancement:
Deposits and savings		89,353		31,091		670		121,114	0.09
Export guarantee insurance		324,241		1,680,783		—		2,005,024	1.50
Guarantee		548,784		634,791		37,389		1,220,964	0.91
Securities		127,885		20,105		4,432		152,422	0.11
Real estate		1,091,594		152,358		48,114		1,292,066	0.97
Ships		3,899,607		—		—		3,899,607	2.91
Others		676,343		1,702,389		54,734		2,433,466	1.83

Subtotal		6,757,807		4,221,517		145,339		11,124,663	8.32

Exposure to credit risk after deducting credit enhancement		46,642,947		49,474,914		26,544,290		122,662,151	91.68

(*1)	Loans represent the amount after loan origination fees and costs.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk which is the possibility of loss due to discordance between the inflow and outflow of funds. The bank discloses all financial asset, financial liabilities, off-balance sheet items such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest payments, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

 Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

‚ Liquidity risk reflects financing plans and fund using plans and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

ƒ The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(5) Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	On demand		Within 1 months		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	1,119,143	￦	50,728	￦	435,641	￦	80,932	￦	35,723	￦	—	￦	—	￦	1,722,167
Financial assets at FVTPL		782,322		—		—		—		—		—		—		782,322
Hedging derivative assets		—		265		91		10,886		25,348		257,595		138,780		432,965
Loans		12,236		6,412,825		5,703,111		6,960,211		9,057,374		18,470,679		11,899,097		58,515,533
AFS financial assets		3,671,823		33,637		20,912		8,932		28,905		158,711		16,770		3,939,690
Held-to-maturity financial assets		—		—		501		361		21,150		15,577		—		37,589
Other financial assets		—		807,577		—		—		—		201,005		—		1,008,582

	￦	5,585,524	￦	7,305,032	￦	6,160,256	￦	7,061,322	￦	9,168,500	￦	19,103,567	￦	12,054,647	￦	66,438,848

Financial liabilities:
Financial liabilities at FVTPL	￦	60,436	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	60,436
Hedging derivative liabilities		—		2,324		1,973		22,423		52,470		763,715		208,388		1,051,293
Borrowings		—		548,903		1,923,044		1,063,210		685,953		1,918,852		73,890		6,213,852
Debentures		—		1,350,137		1,156,587		3,453,844		8,733,240		21,928,217		11,938,789		48,560,814
Other financial liabilities		—		742,107		413,730		—		—		—		107		1,155,944

	￦	60,436	￦	2,643,471	￦	3,495,334	￦	4,539,477	￦	9,471,663	￦	24,610,784	￦	12,221,174	￦	57,042,339

Off-balance sheet items:
Commitments	￦	39,005,382	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	39,005,382
Financial guarantee contracts		—		4,725		50,720		37,345		71,411		469,629		6,197,345		6,831,175

	￦	39,005,382	￦	4,725	￦	50,720	￦	37,345	￦	71,411	￦	469,629	￦	6,197,345	￦	45,836,557

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	1,693,695	￦	215,731	￦	276,341	￦	—	￦	30,638	￦	—	￦	—	￦	2,216,406
Financial assets at FVTPL		855,248		—		—		—		—		—		—		855,248
Hedging derivative assets		—		5,151		2,246		9,634		7,089		310,529		43,675		378,324
Loans		—		6,803,797		5,620,018		9,239,506		7,080,021		17,289,037		12,246,168		58,278,547
AFS financial assets		4,014,264		678		1,163		42,357		63,787		62,000		20,385		4,204,634
Held-to-maturity financial assets		—		5,488		521		376		897		38,208		—		45,490
Other financial assets		—		803,226		—		—		—		44,213		199		847,638

	￦	6,563,207	￦	7,834,071	￦	5,900,289	￦	9,291,873	￦	7,182,432	￦	17,743,987	￦	12,310,427	￦	66,826,286

Financial liabilities:
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		62,406		253,527		70,106		1,084,141		329,533		1,799,713
Borrowings		—		1,441,801		281,050		1,297,452		921,863		1,614,582		—		5,556,748
Debentures		—		2,983,389		4,114,891		2,782,075		3,715,001		23,653,549		10,491,755		47,740,660
Other financial liabilities		—		940,450		—		—		—		—		107		940,557

	￦	212,888	￦	5,365,640	￦	4,458,347	￦	4,333,054	￦	4,706,970	￦	26,352,272	￦	10,821,395	￦	56,250,566

Off-balance sheet items:
Commitments	￦	26,689,629	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	26,689,629
Financial guarantee contracts		—		6,210		21,106		94,884		92,001		273,513		5,629,461		6,117,175

	￦	26,689,629	￦	6,210	￦	21,106	￦	94,884	￦	92,001	￦	273,513	￦	5,629,461	￦	32,806,804

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (VaR) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional but possible events for evaluating latent weakness. The analysis is used for important decision making such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the Board of Directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3) Measurement method

 VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚ Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ Results of measurement

Results of foreign exchange VaR as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014								Dec. 31, 2013
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	92,560	￦	52,367	￦	123,775	￦	122,907	￦	226,924	￦	15,832	￦	548,360	￦	186,107

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

3) Measurement method

 VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚ Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ Results of measurement

Results of interest rate VaR as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014								Dec. 31, 2013
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	64,959	￦	10,758	￦	159,309	￦	24,663	￦	67,174	￦	3,551	￦	117,626	￦	117,626

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in Bank for International Settlements (“BIS”). In Korea, this standard has been followed since December 2013. According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Classification	Jun. 30, 2014				Dec. 31, 2013
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	1,720,047	￦	1,720,047	￦	2,214,755	￦	2,214,745
Financial assets at FVTPL	Recurring		782,322		782,322		855,248		855,248
Hedging derivative assets	Recurring		432,965		432,965		378,324		378,324
Loans	Non-recurring		52,529,194		52,893,364		51,169,874		51,959,935
AFS financial assets	Recurring		3,907,234		3,907,234		4,030,332		4,030,332
Held-to-maturity financial assets	Non-recurring		36,385		36,516		43,647		44,942
Other financial assets	Non-recurring		880,065		880,065		833,334		833,334

		￦	60,288,212	￦	60,652,513	￦	59,525,514	￦	60,316,860

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	60,436	￦	60,436	￦	212,888	￦	212,888
Hedging derivative liabilities	Recurring		1,051,293		1,051,293		1,799,713		1,799,713
Borrowings	Non-recurring		6,138,549		6,163,675		5,488,545		5,492,439
Debentures	Non-recurring		43,521,007		44,883,972		42,709,823		42,573,323
Other financial liabilities	Non-recurring		1,155,944		1,155,944		940,557		940,557

		￦	51,927,229	￦	53,315,320	￦	51,151,526	￦	51,018,920

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives

For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

The adjustment for credit risk is reflected in cash flow, and the bank’s credit risk are considered in the discount rate

Borrowings

Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities which are not measured at fair value as of June 30, 2014 and December 31, 2013, is as follows (Korean won in millions):

(Jun. 30, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans and receivables	￦	—	￦	—	￦	52,893,364	￦	52,893,364
Held-to-maturity financial assets		—		36,516		—		36,516
Other financial assets		—		—		880,065		880,065

	￦	—	￦	36,516	￦	53,773,429	￦	53,809,945

Financial liabilities:
Borrowings	￦	—	￦	6,163,675	￦	—	￦	6,163,675
Debentures		—		44,883,972		—		44,883,972
Other financial liabilities		—		—		1,155,944		1,155,944

	￦	—	￦	51,047,647	￦	1,155,944	￦	52,203,591

(Dec. 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans and receivables	￦	—	￦	—	￦	51,959,935	￦	51,959,935
Held-to-maturity financial assets		—		44,942		—		44,942
Other financial assets		—		—		833,334		833,334

	￦	—	￦	44,942	￦	52,793,269	￦	52,838,211

Financial liabilities:
Borrowings	￦	—	￦	5,492,439	￦	—	￦	5,492,439
Debentures		—		42,573,323		—		42,573,323
Other financial liabilities		—		—		940,557		940,557

	￦	—	￦	48,065,762	￦	940,557	￦	49,006,319

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2014 and December 31, 2013, is as follows (Korean won in millions):

(Jun. 30, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	590,834	￦	191,488	￦	—	￦	782,322
Hedging derivative assets		—		432,965		—		432,965
AFS financial assets		242,859		235,455		3,395,504		3,873,818

	￦	833,693	￦	859,908	￦	3,395,504	￦	5,089,105

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	60,436	￦	—	￦	60,436
Hedging derivative liabilities		—		1,051,293		—		1,051,293

	￦	—	￦	1,111,729	￦	—	￦	1,111,729

(Dec. 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	700,401	￦	154,847	￦	—	￦	855,248
Hedging derivative assets		—		378,324		—		378,324
AFS financial assets		244,063		160,655		3,596,430		4,001,148

	￦	944,464	￦	693,826	￦	3,596,430	￦	5,234,720

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	212,888	￦	—	￦	212,888
Hedging derivative liabilities		—		1,799,713		—		1,799,713

	￦	—	￦	2,012,601	￦	—	￦	2,012,601

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general over-the-counter derivatives such as swap, futures and options

Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and over-the-counter derivatives.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

The best estimate of fair value of financial instruments is a quoted price from active markets when the financial instruments are traded in an active exchange market (Level 1). If a quoted price of a financial instrument is available readily and regularly through exchange markets, sellers, brokers, industry groups, pricing services, supervisory services and the quoted price is arm’s length transaction between knowledgeable, willing parties, the price of the financial instrument is regarded to be disclosed in an active market.

If there is not an active market, fair value of a financial instrument is determined by valuation techniques. The valuation techniques include using a recent transaction between knowledgeable, willing parties, fair value of the similar kind financial instrument, DCF, option pricing model and others. If a valuation technique is used by general market participants and the valuation technique can provide reliable estimates of fair values, the valuation technique can be used. The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. The valuation techniques include all the inputs considered by market participants for determining price. The Bank adjusts valuation techniques regularly and reviews the validity of the techniques based on observable current price of the same kind financial instruments observable market data. The Bank believes that used valuation techniques are appropriate and fair values in the statements of financial position are reasonable. However, the fair values in the statements of financial position can be changed when different valuation techniques or different assumptions are used. Also, it can be difficult to compare fair values of the Bank to those of other financial institution because various valuation techniques and several assumptions are used.

1) Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in million):

(2014)

	Beginning balance		Profit or loss	Other comprehensive loss	Purchases/ issues		Sales/ settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,596,430	￦ (7,219)	￦ (198,509)	￦	108	￦	—	￦	4,694	￦	3,395,504

(2013)

	Beginning balance		Profit or loss	Other comprehensive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,626,441	￦ (14,586)	￦	78,297	￦	21,722	￦ (22,695)	￦ (92,749)	￦	3,596,430

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

	2014		2013
Total gains (losses) for financial instruments held at the end of the reporting period	￦	(7,219)	￦	20,490
Total losses included in profit or loss for the period	￦	(7,219)	￦	(14,586)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and for which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	4,552,397	￦ (1,096,280)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

(Dec. 31, 2013)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	6,014,237	￦ (1,338,632)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of June 30, 2014 and December 31, 2013. (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
AFS financial assets
Unlisted securities (*)	￦	1,896	￦	537
Equity investments to unincorporated entities. (*)		31,520		28,181
Others (*)		—		466

	￦	33,416	￦	29,184

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	1,720,047	￦	—	￦	—	￦	—	￦	1,720,047
Financial assets at FVTPL		782,322		—		—		—		—		782,322
Hedging derivative assets		—		—		—		—		432,965		432,965
Loans		—		52,529,194		—		—		—		52,529,194
Financial investments		—		—		3,907,234		36,385		—		3,943,619
Other financial assets		—		880,065		—		—		—		880,065

Total	￦	782,322	￦	55,129,306	￦	3,907,234	￦	36,385	￦	432,965	￦	60,288,212

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	60,436	￦	—	￦	—	￦	60,436
Hedging derivative liabilities		—		—		1,051,293		1,051,293
Borrowings		—		6,138,549		—		6,146,794
Debentures		—		43,521,007		—		43,521,007
Other financial liabilities		—		1,155,944		—		1,155,944

Total	￦	60,436	￦	50,815,500	￦	1,051,293	￦	51,927,229

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	2,214,755	￦	—	￦	—	￦	—	￦	2,214,755
Financial assets at FVTPL		855,248		—		—		—		—		855,248
Hedging derivative assets		—		—		—		—		378,324		378,324
Loans		—		51,169,874		—		—		—		51,169,874
Financial investments		—		—		4,030,332		43,647		—		4,073,979
Other financial assets		—		833,338		—		—		—		833,338

Total	￦	855,248	￦	54,217,967	￦	4,030,332	￦	43,647	￦	378,324	￦	59,525,518

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		1,799,713		1,799,713
Borrowings		—		5,488,545		—		5,488,545
Debentures		—		42,709,823		—		42,709,823
Other financial liabilities		—		940,557		—		940,557

Total	￦	212,888	￦	49,138,925	￦	1,799,713	￦	51,151,526

5-3. Offset on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

The effects of netting agreements as of June 30, 2014 and December 31, 2013 are as follow (Korean won in millions):

(Jun. 30, 2014)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be set off		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives		624,453		—		624,453		(292,456)		(66,934)		265,063
Available-for-sale financial assets		15,555		—		15,555		13,610		—		1,945
Held-to-maturity financial assets		36,385		—		36,385		32,038		—		4,347

		676,393		—		676,393		(246,808)		(66,934)		271,355

Financial liabilities:
Derivatives		1,111,728		—		1,111,728		(292,456)		(620,555)		198,717
Repurchase agreement (RP)		45,648		—		45,648		(45,648)		—		—

Total	￦	1,157,376	￦	—	￦	1,157,376	￦	(338,104)	￦	(620,555)	￦	198,717

(Dec. 31, 2013)

	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities to be set off		Net amounts of financial assets presented in the separate statement of financial position		Amount that is not offset in the financial statements
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives		533,171		—		533,171		(335,976)		(16,522)		180,673
Available-for-sale financial assets		16,173		—		16,173		(13,945)		—		2,228
Held-to-maturity financial assets		38,348		—		38,348		(33,543)		—		4,805

		587,692		—		587,692		(383,464)		(16,522)		187,706

Financial liabilities:
Derivatives		2,012,600		—		2,012,600		(335,976)		(1,194,442)		482,182
Repurchase agreement (RP)		47,489		—		47,489		(47,489)		—		—

Total	￦	2,060,089	￦	—	￦	2,060,089	￦	(383,465)	￦	(1,194,442)	￦	482,182

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Due from financial institutions as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail	Jun. 30, 2014		Dec. 31, 2013
Due from financial institutions in local currency	￦	230,325	￦	357,188
Due from financial institutions in foreign currencies		1,489,722		1,857,567

Subtotal		1,720,047		2,214,755

Restricted due from financial institutions		(378)		(407)
Due from financial institutions with original maturities of three months or less at acquisition date		(159,300)		(782,321)

Subtotal		(159,678)		(782,728)

Total (*)	￦	1,560,369	￦	1,432,027

(*)	It is equal to the due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail	Jun. 30, 2014			Dec. 31, 2013
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	1,025	—	￦	788	—
Time deposits		185,000	2.63 – 3.12		310,000	2.68 – 3.23
Others		44,300	2.70		46,400	2.70

Subtotal		230,325			357,188

Due from financial institutions in foreign currencies:
Demand deposits		32,182	—		39,090	—
Time deposits		415,904	0.38 – 0.40		211,060	0.25 – 0.40
On demand		39,055	—		36,940	—
Offshore demand deposits		746	—		808	—
Others		1,001,457	0.00 – 0.45		1,569,262	0.00 – 0.45
Margin for derivatives		378	—		407	—

Subtotal		1,489,722			1,857,567

Total	￦	1,720,047		￦	2,214,755

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(3) Restricted due from financial institutions as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2014		Dec. 31, 2013		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS	￦	378	￦	407	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Equity securities
Beneficiary certificates	￦	590,834	￦	700,401

Derivative assets
Interest product		932		1,234
Currency product		190,556		153,613

Subtotal		191,488		154,847

Total	￦	782,322	￦	855,248

9. FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
AFS securities in local currency
Equity securities
Marketable securities	￦	242,859	￦	244,063
Non-marketable securities		3,395,050		3,596,966
Equity investments to unincorporated entities		31,520		28,181
Others		2,350		2,386

Subtotal		3,671,779		3,871,596

AFS securities in foreign currency
Debt securities
Debt securities (*1)		235,411		158,704
Equity securities
Equity securities		44		32

Subtotal		235,455		158,736

Held-to-maturity securities in foreign currency
Debt securities
Debt securities (*1)		36,385		43,647

Total	￦	3,943,619	￦	4,0732,979

(*1)	It includes debt securities which are pledged as collateral amounting to ￦51,940 and ￦54,521 as of June 30, 2014 and December 31, 2013, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

10. LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦115,006 million and ￦151,420 million, as of June 30, 2014 and December 31, 2013, respectively.

(1) Details of loans as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Detail	Jun. 30, 2014		Dec. 31, 2013
Loans in local currency	Loans for export	￦	10,713,138	￦	8,983,664
	Loans for overseas investments		920,545		884,197
	Loans for import		1,181,900		1,372,994
	Others		1,908,871		2,343,633

	Subtotal		14,724,454		13,584,488

Loans in foreign currencies	Loans for export		17,085,323		16,516,899
	Loans for overseas investments		15,478,061		15,606,122
	Loans for rediscounted trading notes		213,024		643,733
	Loans for import		980,881		634,593
	Overseas funding loans		610,774		651,124
	Domestic usance bills		255,237		194,976
	Others		426,072		243,211

	Subtotal		35,049,372		34,490,658

Others	Foreign-currency bills bought		1,343,459		1,214,071
	Advance for customers		8,259		37,549
	Call loans		3,082,999		4,435,115
	Interbank loans in foreign currency		71,008		47,489

	Subtotal		4,505,725		5,734,224

	Total loan		54,279,551		53,809,370
	Net deferred origination fees and costs		(447,120)		(408,616)
	Allowance for loan losses		(1,418,243)		(2,382,300)

	Total	￦	52,414,188	￦	51,018,454

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Loans classified by customer as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	7,290,841	￦	17,921,420	￦	118,772	￦	25,331,033	53.55
	Small and medium companies		7,268,613		5,754,634		294,994		13,318,241	28.15
	Public sector and others		—		8,613,772		45,651		8,659,423	18.30

	Balance		14,559,454		32,289,826		459,417		47,308,697	100.00

	Net deferred origination fees and costs		(1,585)		(440,348)		—		(441,933)
	Allowance for loan losses		(1,146,683)		(235,563)		(6,466)		(1,388,712)

	Subtotal		13,411,186		31,613,915		452,951		45,478,052

Financial institution	Banks		165,000		1,497,595		3,640,325		5,302,920	76.07
	Others		—		1,261,951		405,983		1,667,934	23.93

	Balance		165,000		2,759,546		4,046,308		6,970,854	100.00

	Net deferred origination fees and costs		—		(5,187)		—		(5,187)
	Allowance for loan losses		(150)		(27,055)		(2,326)		(29,531)

	Subtotal		164,850		2,727,304		4,043,982		6,936,136

	Total	￦	13,576,036	￦	34,341,219	￦	4,496,933	￦	52,414,188

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	6,468,172	￦	17,810,959	￦	176,405	￦	24,455,536	54.01
	Small and medium companies		6,941,277		5,403,513		272,170		12,616,960	27.86
	Public sector and others		10,040		8,168,860		30,949		8,209,849	18.13

	Balance		13,419,489		31,383,332		479,524		45,282,345	100.00

	Net deferred origination fees and costs		(2,217)		(399,890)		—		(402,107)
	Allowance for loan losses		(2,098,562)		(233,005)		(22,551)		(2,354,118)

	Subtotal		11,318,710		30,750,437		456,973		42,526,120

Financial institution	Banks		165,000		1,916,492		4,547,447		6,628,939	77.74
	Others		—		1,190,834		707,252		1,898,086	22.26

	Balance		165,000		3,107,326		5,254,699		8,527,025	100.00

	Net deferred origination fees and costs		—		(5,858)		(651)		(6,509)
	Allowance for loan losses		(150)		(25,180)		(2,852)		(28,182)

	Subtotal		164,850		3,076,288		5,251,196		8,492,334

	Total	￦	11,483,560	￦	33,826,725	￦	5,708,169	￦	51,018,454

(3) Changes in net deferred origination fees and costs for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(408,858)	￦	(68,850)	￦	(30,351)	￦	(447,357)
Deferred origination costs		242		—		5		237

Total	￦	(408,616)	￦	(68,850)	￦	(30,346)	￦	(447,120)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(358,677)	￦	(143,228)	￦	(93,047)	￦	(408,858)
Deferred origination costs		376		—		134		242

Total	￦	(358,301)	￦	(143,228)	￦	(92,913)	￦	(408,616)

(4) Changes in allowance for loan losses for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,099,283	￦	283,017	￦	2,382,300
Written-off		(35,924)		(8,523)		(44,447)
Collection of written-off loans		—		304		304
Loan-for-equity swap		(1,044,207)		—		(1,044,207)
Others		—		(26)		(26)
Elimination of discounts effect		(15,183)		(1,592)		(16,775)
Foreign exchange translation		(2,005)		(4,745)		(6,750)
Provision for loan losses		51,425		96,419		147,844
Transfer		69,780		(69,780)		—

Ending balance	￦	1,123,169	￦	295,074	￦	1,418,243

(2013)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,699,721	￦	294,652	￦	1,994,373
Written-off		(48,995)		(44,317)		(93,312)
Collection of written-off loans		—		2,406		2,406
Loan-for-equity swap		(100,768)		(20,944)		(121,712)
Others		—		23,609		23,609
Elimination of discounts effect		(16,284)		(1,791)		(18,075)
Foreign exchange translation		(2,784)		(2,044)		(4,828)
Provision for loan losses		547,852		51,987		599,839
Transfer		20,541		(20,541)		—

Ending balance	￦	2,099,283	￦	283,017	￦	2,382,300

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Company	Detail	Location	Business	Settling month	Ownership (%)	Net asset value		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	43,135	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		9,993		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		17,362		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		50,126		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		397,683		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.28		103,677		115,486
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(1,419,890)		—
DAESUN Shipbuilding & Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	67.27		(212,453)		1

Total						￦	(1,010,367)	￦	629,151

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

Company	Detail	Location	Business	Settling month	Ownership (%)	Net asset value		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	44,872	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		9,849		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		16,388		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		50,147		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		388,681		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.28		107,731		115,486
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	33.99		(628,827)		10

Total						￦	(11,159)	￦	629,160

(*1)	As of June 30, 2014 and December 31, 2013, Credit Guarantee and Investment Fund is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.
(*2)	Those are classified into an associate because the Bank has no substantive control in accordance with creditor’s agreement

(2) Changes in investments in associates and subsidiaries for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		10		—		(10)		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		1		—		1

Total		￦	629,160		1		(10)	￦	629,151

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		10		10

Total		￦	629,150	￦	10	￦	629,160

(3) Summarized financial information of associates and subsidiaries as of and for the six months ended June 30, 2014 and as of and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

Company	Assets	Liabilities	Operating income	Net income
KEXIM Bank UK Limited	511,923	468,788	(1,378)	(1,172)
KEXIM Vietnam Leasing Co.	131,651	121,657	710	545
PT.KOEXIM Mandiri Finance	156,734	136,309	1,809	1,809
KEXIM Asia Limited	336,996	286,870	2,050	1,712
Korea Asset Management Corporation	2,298,250	760,418	62,180	61,486
Credit Guarantee and Investment Fund	728,858	2,831	1,922	1,921
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	1,993,988	4,002,035	(150,018)	(196,622)
DAESUN Shipbuilding & Engineering Co, Ltd.	516,769	832,589	(2,642)	16,651

(2013)

Company	Assets	Liabilities	Operating income	Net income
KEXIM Bank UK Limited	455,482	410,611	6,749	5,110
KEXIM Vietnam Leasing Co.	124,882	115,033	1,344	1,039
PT.KOEXIM Mandiri Finance	163,849	144,569	3,093	2,568
KEXIM Asia Limited	356,724	306,577	4,621	3,844
Korea Asset Management Corporation	3,085,016	1,588,103	60,742	53,846
Credit Guarantee and Investment Fund	756,255	2,366	2,348	2,344
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	2,016,279	3,866,313	(109,801)	(222,247)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

12. TANGIBLE ASSETS:

(1) Details of tangible assets as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		44,741		(23,742)		20,999
Vehicles		2,845		(2,008)		837
Furniture and fixture		22,115		(15,115)		7,000
Construction in progress		26,051		—		26,051

Total	￦	285,337	￦	(40,865)	￦	244,472

(Dec. 31, 2013)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		44,741		(23,014)		21,727
Vehicles		2,944		(2,006)		938
Furniture and fixture		21,427		(14,325)		7,102
Construction in progress		17,167		—		17,167

Total	￦	275,864	￦	(39,345)	￦	236,519

(2) Changes in tangible assets for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	189,585
Buildings		21,727		—		—		(728)		20,999
Vehicles		938		113		(12)		(202)		837
Furniture and fixture		7,102		1,089		(2)		(1,189)		7,000
Construction in progress		17,167		8,884		—		—		26,051

Total	￦	236,519	￦	10,086	￦	(14)	￦	(2,119)	￦	244,472

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	189,585
Buildings		23,183		—		—		(1,456)		21,727
Vehicles		871		479		(24)		(388)		938
Furniture and fixture		3,740		4,945		(4)		(1,579)		7,102
Construction in progress		10,700		6,467		—		—		17,167

Total	￦	228,079	￦	11,891	￦	(28)	￦	(3,423)	￦	236,519

13. INTANGIBLE ASSETS:

(1) Details of intangible assets as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	8,320	￦	(4,685)	￦	—	￦	3,635
System development fees		20,942		(12,971)		—		7,971
Memberships		6,195		—		(1,294)		4,901

Total	￦	35,457	￦	(17,656)	￦	(1,294)	￦	16,507

(Dec. 31, 2013)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	8,099	￦	(4,145)	￦	—	￦	3,954
System development fees		20,507		(11,934)		—		8,573
Memberships		6,195		—		(1,294)		4,901

Total	￦	34,801	￦	(16,079)	￦	(1,294)	￦	17,428

(2) Changes in intangible assets for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Impairment		Ending balance
Computer software	￦	3,954	￦	222	￦	—	￦	(541)	￦	—	￦	3,635
System development fees		8,573		435		—		(1,037)		—		7,971
Memberships		4,901		—		—		—		—		4,901

Total	￦	17,428	￦	657	￦	—	￦	(1,578)	￦	—	￦	16,507

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Impairment		Ending balance
Computer software	￦	2,807	￦	2,026	￦	—	￦	(879)	￦	—	￦	3,954
System development fees		6,882		2,546		—		(855)		—		8,573
Memberships		5,582		313		(208)		—		(786)		4,901

Total	￦	15,271	￦	4,885	￦	(208)	￦	(1,734)	￦	(786)	￦	17,428

14. OTHER ASSETS:

(1) Details of other assets as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Other financial assets :
Guarantee deposits	￦	36,134	￦	36,632
Accounts receivable		293,532		128,263
Accrued income		605,878		682,573
Receivable spot exchange		142		170
Allowances for loan losses on other assets		(55,621)		(14,304)

		880,065		833,334

Other assets :
Prepaid expenses		3,611		4,064
Advance payments		22		—
Current tax asset		514		—
Sundry assets		15,517		8,952

		19,664		13,016

Total	￦	899,729	￦	846,350

(2) Changes in allowances for loan losses on other assets for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	14,304	￦	1,335
Written-off		—		(33)
Collection of written-off loans		33		—
Transfers in		41,317		12,969
Others		(33)		32

Ending balance	￦	55,621	￦	14,304

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

15. BORROWINGS:

(1) Details of borrowings as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currency:
Compulsory loan	MINISTRY OF STRATEGY AND FINANCE	0.97–0.99	￦	72,022
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.58–1.33		2,783,467
Discount on borrowings		—		(8,231)
Commercial papers(CP)	CITIBANK N.A., HONG KONG and others	0.20–0.81		2,250,774
Offshore long term borrowings	SUMITOMO MITSUI TRUST BANK, Limited	0.96		30,432
Discount on borrowings		—		(14)
Offshore Commercial papers(CP)	BANK OF AMERICA NA and others	0.21–0.3		278,960
Others (Foreign banks)	ROYAL BANK OF SCOTLAND, TOKYO BRANCH and others	0.46–1.95		255,238
Others (CSA—Credit Support Annex)	STANDARD CHARTERED BANK and others	—		98,853

Subtotal				5,761,501

Call money in won	KOREA DEVELOPMENT BANK and others	2.33–2.53		331,400
Securities sold under repurchase agreement		—		45,648

Total			￦	6,138,549

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currency:
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.73–2.02	￦	2,374,283
Discount on borrowings		—		(8,337)
Commercial papers	CITIBANK N.A., HONG KONG and others	0.2–0.81		2,830,263
Offshore long term borrowings	SUMITOMO MITSUI TRUST BANK, Limited	0.98–0.98		31,659
Discount on borrowings		—		(54)
Others (Foreign banks)	ROYAL BANK OF SCOTLAND, TOKYO BRANCH and others	0.33–3.35		194,975
Others (CSA—Credit Support Annex)	STANDARD CHARTERED BANK	—		18,267

Subtotal				5,441,056

Securities sold under repurchase agreement		—		47,489

Total			￦	5,488,545

(2) Details of borrowings from financial institutions as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Call Money	Securities sold under repurchase agreement	Borrowings in foreign currency	Total (*)
Banks	￦331,400	￦45,648	￦5,697,723	￦6,074,771

(Dec. 31, 2013)

Detail	Securities sold under repurchase agreement		Borrowings in foreign currency		Total (*)
Banks	￦	47,489	￦	5,441,056	￦	5,488,545

(*)	Borrowings as presented here exclude present value discounts.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

16. DEBENTURES:

Details of debentures as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail	Jun. 30, 2014			Dec. 31, 2013
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	2.65–3.76	￦	470,000	2.65–3.76	￦	1,490,000
Fixed rate	2.69–5.17		9,280,000	2.69–5.17		6,640,000

Balance			9,750,000			8,130,000

Discount on debentures:			(63,705)			(21,810)

Subtotal			9,686,295			8,108,190

Foreign currency:
Floating rate	0.32–10.00		5,712,818	0.32–10.00		4,363,720
Fixed rate	0.30–10.49		28,019,117	0.30–10.49		30,350,557

Balance			33,731,935			34,714,277

Gain on fair value of hedged items			277,133			70,322
Discount on debentures			(174,356)			(182,966)

Subtotal			33,834,712			34,601,633

Total		￦	43,521,007		￦	42,709,823

17. PROVISIONS:

(1) Details of provisions as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Provisions for acceptances and guarantees	￦	121,243	￦	155,613
Provisions for unused loan commitments		144,602		89,742

Total	￦	265,845	￦	245,355

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Changes in provisions for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal		Collective assessment
Beginning balance	￦	88,434	￦	67,178	￦	155,612	￦	89,743	￦	245,355
Foreign exchange translation		(485)		(125)		(610)		(434)		(1,044)
Additional Provisions (Reversal of provision)		(66,951)		33,192		(33,759)		55,293		21,534
Transfers in (out)		3,902		(3,902)		—		—		—

Ending balance	￦	24,900	￦	96,343	￦	121,243	￦	144,602	￦	265,845

(2013)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal		Collective assessment
Beginning balance	￦	98,644	￦	71,040	￦	169,684	￦	54,950	￦	224,634
Foreign exchange translation		(116)		1		(115)		(89)		(204)
Additional Provisions (Reversal of provision)		(13,242)		(715)		(13,957)		34,882		20,925
Transfers in (out)		3,148		(3,148)		—		—		—

Ending balance	￦	88,434	￦	67,178	￦	155,612	￦	89,743	￦	245,355

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1) Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Actuarial assumptions may differ from actual results, due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Present value of defined benefit obligations	￦	67,493	￦	62,179
Fair value of plan assets		(34,901)		(34,311)

Defined benefit obligation, net	￦	32,592	￦	27,868

(3) Changes in net defined benefit obligations for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	62,179	￦	(34,311)	￦	27,868
Contributions from the employer		—		—
Current service cost		4,496		—		4,496
Interest expense (income)		1,563		—		1,563
Return on plan assets, excluding amounts included in interest income above		—		(868)		(868)
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from empirical adjustment		—		—		—
Management fee on plan assets		—		—		—
Benefits paid		(745)		278		(467)

Ending balance	￦	67,493	￦	(34,901)	￦	32,592

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	61,067	￦	(28,324)	￦	32,743
Contributions from the employer		—		(5,997)		(5,997)
Current service cost		8,671		(1,301)		7,370
Interest expense (income)		2,796		—		2,796
Return on plan assets, excluding amounts included in interest income above		—		300		300
Actuarial gains and losses arising from changes in financial assumptions		(3,994)		—		(3,994)
Actuarial gains and losses arising from empirical adjustment		(4,825)		—		(4,825)
Management fee on plan assets		—		158		158
Benefits paid		(1,536)		853		(683)

Ending balance	￦	62,179	￦	(34,311)	￦	27,868

(4) Details of plan assets as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Cash and cash equivalent	￦	9,810	￦	8,429
Debt securities		2,401		2,362
Others		22,690		23,520

Total	￦	34,901	￦	34,311

(5) Actuarial assumptions used in retirement benefit obligation assessment as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014	Dec. 31, 2013
Discount rate	5.06%	5.06%
Expected wage growth rate	3.04%	3.04%

(6) Retirement benefit cost incurred from the defined contribution plan for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Retirement benefit cost	￦	119	￦	276

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

19. OTHER LIABILITIES:

Details of other liabilities as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Other financial liabilities:
Guarantee deposits	￦	413,729	￦	375,123
Foreign exchanges payable		281,396		37
Accounts payable		7,251		5,256
Accrued expenses		453,460		560,033
Guarantee deposit received		108		108

Subtotal		1,155,944		940,557

Other liabilities:
Allowance for credit loss in derivatives		5,390		10,757
Unearned income		194,913		141,833
Sundry liabilities		4,300		6,620

Subtotal		204,603		159,210

Total	￦	1,360,547	￦	1,099,767

20. DERIVATIVES:

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Notional		Derivative assets
			Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	11,009,859	￦	183,522	￦	—	￦	932	￦	184,454
Currency:
Currency forwards		1,024,402		—		—		11,317		11,317
Currency swaps		15,401,255		249,443		—		179,239		428,682

Subtotal		16,425,657		249,443		—		190,556		439,999

Total	￦	27,435,516	￦	432,965	￦	—	￦	191,488	￦	624,453

	Notional		Derivative liabilities
Detail			Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	11,009,859	￦	110,698	￦	2,115	￦	28,492	￦	141,305
Currency:
Currency forwards		1,024,402		—		—		2,219		2,219
Currency swaps		15,401,255		938,480		—		29,725		968,205

Subtotal		16,425,657		938,480		—		31,944		970,424

Total	￦	27,435,516	￦	1,049,178	￦	2,115	￦	60,436	￦	1,111,729

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	177,324	￦	60	￦	1,234	￦	178,618
Currency:
Currency forwards		1,195,972		—		—		28,208		28,208
Currency swaps		15,393,129		200,940		—		125,405		326,345

Subtotal		16,589,101		200,940		—		153,613		354,553

Total	￦	30,855,750	￦	378,264	￦	60	￦	154,847	￦	533,171

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	231,440	￦	1,838	￦	59,114	￦	292,392
Currency:
Currency forwards		1,195,972		—		—		783		783
Currency swaps		15,393,129		1,566,435		—		152,991		1,719,426

Subtotal		16,589,101		1,566,435		—		153,774		1,720,209

Total	￦	30,855,750	￦	1,797,875	￦	1,838	￦	212,888	￦	2,012,601

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Fair value hedge—hedged items	￦	(238,627)	￦	481,123
Fair value hedge—hedging instruments	￦	517,629	￦	(1,509,696)

(5) The Bank recognized ￦(367) million and ￦2,454 million as other comprehensive income (losses) (not adjusting tax effect), and cash flow hedge ineffectiveness of ￦27 million and ￦219 million was recognized in earnings for the six months ended June 30, 2014 and 2013

21. CAPITAL STOCK:

As of June 30, 2014, the authorized capital and paid-in capital of the Bank are ￦8,000,000 million and ￦7,368,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	7,238,055	￦	7,138,055
Increase in capital and investment in kind		130,000		100,000

Ending balance	￦	7,368,055	￦	7,238,055

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other reserves as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Gain (loss) on valuation of AFS securities	￦	(89,942)	￦	54,157
Loss on valuation of cash flow hedge		(1,504)		(1,227)
Remeasurement elements of net defined benefit liability		4,827		4,827

Total	￦	(86,619)	￦	57,757

(2) Changes in other reserves for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	54,157	￦	(190,104)	￦	46,005	￦	(89,942)
Loss on valuation of cash flow hedge		(1,227)		(365)		88		(1,504)
Remeasurement elements of net defined benefit liability		4,827		—		—		4,827

Total	￦	57,757	￦	(190,469)	￦	46,093	￦	(86,619)

(2013)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	25,641	￦	37,620	￦	(9,104)	￦	54,157
Loss on valuation of cash flow hedge		(3,210)		2,616		(633)		(1,227)
Remeasurement elements of net defined benefit liability		(1,631)		8,520		(2,062)		4,827

Total	￦	20,800	￦	48,756	￦	(11,799)	￦	57,757

23. RETAINED EARNINGS:

(1) Details of retained earnings as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Legal reserve (*1)	￦	319,984	￦	314,010
Voluntary reserve (*2)		1,119,559		1,067,878
Reserve for bad loan		514,785		—
Unappropriated retained earnings		77,055		572,440

Total	￦	2,031,383	￦	1,954,328

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	1,954,328	￦	1,928,883
Net income for the period		77,055		59,731
Dividends		—		(34,286)

Ending balance	￦	2,031,383	￦	1,954,328

(3) Reserve for bad loan

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is gone.

1) Reserve for bad loans

Details of reserve for bad loans as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

	Jun. 30, 2014		Dec. 31, 2013
Accumulated reserve for bad loans (*1)	￦	514,785	￦	423,827
Expected reserve for bad loans (*2)	￦	(67,114)	￦	90,958

Reserve for bad loans	￦	447,671	￦	514,785

(*1)	Accumulated reserve for bad loans are calculated as if it was applied at December 31, 2012
(*2)	Expected reserve for bad loans are calculated as if it was applied at June 30, 2014 and December 31, 2013, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

2) Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Net income for the period	￦	77,055	￦	47,872
Expected reserve for bad loans (*1)	￦	67,114	￦	(71,874)

Net profit (loss) after adjusting the reserve for bad loans (*2)	￦	144,169	￦	(24,002)

(*1)	Expected reserve for bad loans in June 30, 2013 are calculated by difference between expected accumulative reserve for bad loans in December 31, 2012 and expected accumulative reserve for bad loans in June 30, 2013
(*2)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

(4) Details of dividends for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

	2014		2013
The Government	￦	—	￦	23,149
BOK		—		5,596
Korea Finance Corporation		—		5,541

Total	￦	—	￦	34,286

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

24. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	4,470	￦	8,138
Due from financial institutions in foreign currencies		2,177		2,063

		6,647		10,201

Interest of financial assets at FVTPL:
Interest of trading securities		269		76
Interest of investments:
Interest of AFS securities		1,284		495
Interest of held-to-maturity securities		396		256

		1,680		751

Interest of loans:
Interest of loans in local currency		276,844		294,437
Interest of loans in foreign currencies		515,413		502,105
Interest of notes bought		—		—
Interest of bills bought		12,022		15,932
Interest of advances for customers		70		200
Interest of call loans		7,212		3,512
Interest of interbank loans		181		1,900

		811,742		818,086

Interest of others		1,242		1,290

Total	￦	821,580	￦	830,404

Interest income accrued from impaired loan is ￦16,775 million and ￦10,835 million for the six months ended June 30, 2014 and 2013, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Details of interest expenses for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Interest of borrowings:
Borrowings in foreign currency	￦	19,458	￦	15,997
RP		95		—
Interest of call money		5,650		4,031
Interest of debentures:
Interest of debentures in local currency		121,180		146,924
Interest of debentures in foreign currency		496,102		426,386
Interest of others		2,262		1,453

Total	￦	644,747	￦	594,791

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

25. NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Commission income in local currency:
Commissions income on management of Economic Development Cooperation Fund (“EDCF”)	￦	5,756	￦	5,117
Commissions income on management of Inter-Korean Cooperation Fund (“IKCF”)		1,391		1,365

		7,147		6,482

Commission income in foreign currency:
Commissions income on letter of credit		1,460		1,271
Commissions income on confirmation on export letter of credit		417		672
Commissions income on loans commitment		42,772		35,925
Management fee		97		487
Arrangement fee		—		3,278
Advisory fee		15		134
Cancellation fee		2,817		1,252
Prepayment fee		21,355		28,200
Sundry commissions income on foreign exchange		73		206
Commission income on import factoring		—		1

		69,006		71,426

Others:
Other commission income		136		534
Guarantee fees on foreign currency:
Guarantee fees on foreign currency		86,722		91,365
Premium for guarantee		13,798		11,231

		100,520		102,596

Total	￦	176,809	￦	181,038

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Details of commission expenses for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Commission expenses in local currency:
Commissions expenses on borrowings	￦	132	￦	132
Commissions expenses on domestic transaction		77		63
Sundry commissions expenses on domestic transaction		—		2

		209		197

Commission expenses in foreign currency:
Commissions expenses on borrowings		1,064		738
Sundry commission expenses on foreign exchange		228		128
Commission expenses on offshore borrowings		15		15
Sundry commissions expenses on offshore transaction		23		24

		1,330		905

Others:
Other commissions expenses		246		122
Other commissions expenses-deferred		—		45

		246		167

Total	￦	1,785	￦	1,269

26. DIVIDEND INCOME:

Details of dividend income for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
AFS securities	￦	10,442	￦	13,959

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

27. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Trading securities:
Gain on valuation	￦	1,652	￦	706
Gain on disposal		4,890		2,752
Loss on disposal		(52)		(53)

		6,490		3,405

Trading derivatives
Gain on valuation		164,626		29,264
Loss on valuation		(8,211)		(98,687)
Gain on transaction		145,055		100,171
Loss on transaction		(72,141)		(31,372)

		229,329		(624)

Total	￦	235,819	￦	2,781

28. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Gain on hedging derivatives	￦	640,258	￦	52,868
Loss on hedging derivatives		(122,600)		(1,562,524)

Total	￦	517,658	￦	(1,509,656)

29. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1) Details of gain (loss) on financial investments for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
AFS securities:
Gain on disposals	￦	2	￦	423
Loss on disposals		—		(1,761)
Impairment loss		(33,684)		(1,783)

Total	￦	(33,682)	￦	(3,121)

(2) There is no gain or loss on held-to-maturity securities for the six months ended June 30, 2014 and 2013, respectively. In addition, details of interest income of held-to-maturity securities are stated in Note 24.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

30. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Other operating income:
Gain on disposal of loans	￦	1	￦	7
Gain on fair value hedged items		71,859		542,070
Others		14,883		18,795

		86,743		560,872

Other operating expenses:
Loss on fair value hedged items		310,486		60,947
Contribution for fund		2,642		2,844
Others		8,048		6,362

		321,176		70,153

Total	￦	(234,433)	￦	490,719

31. (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss (reversal) on credit for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Loans	￦	147,844	￦	280,232
Other financial assets		41,317		12,243
Guarantees		(33,758)		(46,170)
Unused loan commitments		55,293		82,214
Financial guarantee contract		1,510		33,914

Total	￦	212,206	￦	362,433

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

32. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	Detail	2014		2013
General and administrative	Short-term salaries	￦	45,724	￦	46,337
Other expenses in financing department	Office expenses		22,076		22,993

	Subtotal		67,800		69,330

Office expenses of EDCF			811		756
General and administrative	Post-employment benefit (defined contributions)		119		276
expenses in others	Post-employment benefit (defined benefits)		5,191		5,084
	Depreciation of tangible assets		2,119		1,554
	Amortization of intangible assets		1,578		816
	Taxes and duties		17,896		16,974

	Subtotal		26,903		24,704

	Total	￦	95,514	￦	94,790

33. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	Detail	2014		2013
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	4,662	￦	8,018

			4,662		8,018
Others income	Gain on disposals of tangible assets		49		37
	Rent income		32		20
	Interest on other loans		75		78
	Revenue on research project		275		30
	Other miscellaneous Income		428		114

	Subtotal		859		279

Others expenses	Loss on disposal of tangible assets		1		1
	Loss on disposal of intangible assets		—		4
	Expenses for contribution		1,597		2,289
	Court cost		58		944
	Expenses on research project		407		683
	Other miscellaneous expenses		43		39

	Subtotal		2,106		3,960

	Total	￦	3,415	￦	4,337

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

34. INCOME TAX EXPENSE:

(1) Details of income tax expenses for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Current income tax payable	￦	—	￦	128,508
Adjustment recognized in the period for current tax of prior periods		18,277		3,993
Changes in deferred income taxes due to temporary differences		(33,481)		(112,859)
Changes in deferred income taxes directly recognized in equity		46,094		(2,884)

Income tax expense	￦	30,890	￦	16,758

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the six months ended June 30, 2014 and for the year ended December 31, 2013 are as follows (Korean won in millions):

(2014)

	Temporary differences						Deferred tax assets (liabilities)—ending balance
Detail	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	6,032	￦	(6,032)	￦	—	￦	—
Fair value hedging income(loss)		(81,099)		206,814		125,715		30,423
Financial guarantee contract liability		223,219		40,334		263,553		63,780
Allowance account		1,427,243		(881,978)		545,265		131,954
Unused commitment provisions		89,742		54,860		144,602		34,994
Net deferred origination fees and costs		408,616		38,504		447,120		108,203
Long-term income in advance		(1,930)		488		(1,442)		(349)
Provisions for acceptances and guarantees		155,612		(34,369)		121,243		29,341
Loan-for-equity swap		57,002		1,095,801		1,152,803		278,978
Losses on valuation of derivatives		(1,170,172)		(628,267)		(1,798,439)		(435,222)
Gains on valuation of derivatives		1,479,430		(992,262)		487,168		117,895
Defined benefit liability		22,677		5,347		28,024		6,782
Accrued interest and interest receivables related to swap transaction		(322,673)		64,475		(258,198)		(62,484)
Tangible asset		(185,978)		6,041		(179,937)		(43,545)
Others		82,526		(1,951)		80,575		19,498

Subtotal		2,190,247		(1,032,195)		1,158,052		280,248

Tax deficit	￦	—	￦	980,079	￦	980,079	￦	237,180
Deferred income tax assets (liabilities) directly adjusted in equity								27,654

Total							￦	545,082

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2013)

	Temporary differences						Deferred tax assets (liabilities)— ending balance
Detail	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	4,443	￦	1,589	￦	6,032	￦	1,460
Fair value hedging income (loss)		570,710		(651,809)		(81,099)		(19,626)
Financial guarantee contract liability		(58,027)		281,246		223,219		54,020
Allowance account		1,065,803		361,440		1,427,243		345,393
Unused commitment provisions		54,950		34,792		89,742		21,718
Net deferred origination fees and costs		358,480		50,136		408,616		98,885
Long-term income in advance		(15,944)		14,014		(1,930)		(467)
Accumulated in equity under the heading of revaluation gain on land		(185,101)		185,101		—		—
Provisions for acceptances and guarantees		169,684		(14,072)		155,612		37,658
Loan-for-equity swap		78,265		(21,263)		57,002		13,794
Losses on valuation of derivatives		258,361		(1,428,533)		(1,170,172)		(283,182)
Gains on valuation of derivatives		(439,546)		1,918,976		1,479,430		358,022
Defined benefit liability		20,882		1,795		22,677		5,489
Other provisions		6,250		(6,250)		—		—
Accrued interest and interest receivables related to swap transaction		(297,177)		(25,496)		(322,673)		(78,087)
Tangible asset		—		(185,978)		(185,978)		(45,007)
Others		62,282		20,244		82,526		19,971

Subtotal	￦	1,654,315	￦	535,932	￦	2,190,247	￦	530,041

Deferred income tax assets (liabilities) directly adjusted in equity								(18,440)

Total							￦	511,601

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(3) Details of the reconciliation between net income before income tax and income tax expense for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Net income before income tax	￦	107,945	￦	64,630
Income tax calculated at statutory tax rate (*)		25,661		15,409
Adjustments:
Effect on non-taxable income		(444)		(421)
Effect on non-deductible expense		213		42
Tax credit		—		(25)
Unrecognized temporary differences		2		4,606
Others		783		(6,846)

		554		(2,644)

Adjustment recognized in the period for current tax of prior periods		4,675		3,993

Income tax expense	￦	30,890	￦	16,758

Effective tax rate from operations		28.62%		25.93%

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

(4) Details of deferred tax relating to items that are recognized directly in equity as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail	Jun. 30, 2014		Dec. 31, 2013
Gain (loss) on valuation of AFS securities	￦	28,715	￦	(17,290)
Gain (loss) on valuation of cash flow hedge		480		391
Remeasurement of net defined benefit liability		(1,541)		(1,541)

Total	￦	27,654	￦	(18,440)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦53,470 million related to investments in associates and subsidiaries as of June 30, 2014 because the Bank considers that those investments in associates and subsidiaries will be indefinitely reinvested.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦4,469 million related to impairment loss of AFS securities as of June 30, 2014 because the realizable period has already passed.

35. STATEMENTS OF CASH FLOWS:

(1) Cash and cash equivalents as of June 30, 2014 and December 31, 2013 are equal to the due from financial institutions in the statements of cash flows and as detailed in Note 7.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Details of non-cash flow transactions in investing and financing activities for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Loan-for-equity swap	￦	20,476	￦	11,435
Gain (loss) on valuation of AFS securities		(144,099)		9,637
Remeasurement of net defined benefit liability		—		(176)

36. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail		Jun. 30, 2014		Dec. 31, 2013
Guarantees	Confirmed	￦	43,455,640	￦	41,586,532
	Unconfirmed		11,937,613		12,109,899

	Subtotal	￦	55,393,253	￦	53,696,431

Loan commitments	Local currency, foreign currency loan commitments	￦	27,711,988	￦	26,337,798
	Others		11,333,025		394,801

	Subtotal		39,045,013		26,732,599

	Total	￦	94,438,266	￦	80,429,030

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Details of guarantees that have been provided for others as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

Detail		Jun. 30, 2014		Dec. 31, 2013
Confirmed guarantees	Local currency:
	Performance of contracts	￦	115,785	￦	125,090
	Repayment of advances		129,002		149,128
	Foreign liabilities		—		62,171
	Others		111,529		49,475

	Subtotal		356,316		385,864

	Foreign currency:
	Performance of contracts		13,675,102		12,551,137
	Repayment of advances		18,617,825		19,145,553
	Acceptances of imported goods		4,195		3,629
	Acceptance of import letter of credit outstanding		144,810		213,857
	Foreign liabilities		4,904,049		4,351,156
	Others		5,753,343		4,935,336

	Subtotal		43,099,324		41,200,668

Unconfirmed guarantees	Foreign liabilities		1,882,916		1,596,718
	Repayment of advances		9,777,318		10,234,943
	Performance of contracts		209,149		120,211
	Underwriting of import credit		68,044		43,947
	Others		186		114,080

	Subtotal		11,937,613		12,109,899

	Total	￦	55,393,253	￦	53,696,431

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(3) Details of guarantees classified by country as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	36,516,187	84.03	￦	9,416,989	78.89	￦	45,933,176	82.91
	India		232,114	0.53		41,410	0.35		273,524	0.49
	Vietnam		289,787	0.67		547,169	4.58		836,956	1.51
	Saudi Arabia		666,255	1.53		178,614	1.50		844,869	1.53
	Others		2,703,628	6.22		1,106,507	9.27		3,810,135	6.88

			40,407,971	92.98		11,290,689	94.59		51,698,660	93.32

Europe	France		195,010	0.45		134	0.00		195,144	0.35
	Others		220,958	0.51		333,743	2.80		554,701	1.00

			415,968	0.96		333,877	2.80		749,845	1.35

America	U.S.A.		1,494,597	3.43		153,366	1.28		1,647,963	2.98
	Mexico		284,772	0.66		6,097	0.05		290,869	0.53
	Others		315,615	0.73		16,960	0.14		332,575	0.60

			2,094,984	4.82		176,423	1.48		2,271,407	4.10

Africa	Madagascar		177,434	0.41		—	0.00		177,434	0.32
	Others		359,283	0.83		136,624	1.14		495,907	0.90

			536,717	1.24		136,624	1.14		673,341	1.22

		￦	43,455,640	100.00	￦	11,937,613	100.00	￦	55,393,253	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	35,669,758	85.77	￦	10,468,506	86.44	￦	46,138,264	85.92
	India		255,596	0.61		43,080	0.36		298,676	0.56
	Vietnam		227,857	0.55		178,529	1.47		406,386	0.76
	Saudi Arabia		784,950	1.89		85,425	0.71		870,375	1.62
	Others		1,808,608	4.35		727,312	6.01		2,535,920	4.72

			38,746,769	93.17		11,502,852	94.99		50,249,621	93.58

Europe	France		217,958	0.52		140	—		218,098	0.41
	Others		234,962	0.57		67,888	0.56		302,850	0.56

			452,920	1.09		68,028	0.56		520,948	0.97

America	U.S.A.		1,384,477	3.33		342,346	2.83		1,726,823	3.22
	Mexico		293,501	0.71		12,819	0.11		306,320	0.57
	Others		339,853	0.81		17,644	0.14		357,497	0.66

			2,017,831	4.85		372,809	3.08		2,390,640	4.45

Africa	Madagascar		193,817	0.47		—	—		193,817	0.36
	Others		175,195	0.42		166,210	1.37		341,405	0.64

			369,012	0.89		166,210	1.37		535,222	1.00

		￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

(4) Details of guarantees classified by industry as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	21,259,216	48.93	￦	9,940,600	83.26	￦	31,199,816	56.33
Transportation		327,074	0.75		2,266	0.02		329,340	0.59
Finance		1,747,552	4.02		70,352	0.59		1,817,904	3.28
Wholesale and retail		1,417,892	3.26		144,263	1.21		1,562,155	2.82
Construction		13,860,110	31.89		696,616	5.84		14,556,726	26.28
Public and others		4,843,796	11.15		1,083,516	9.08		5,927,312	10.70

Total	￦	43,455,640	100.00	￦	11,937,613	100.00	￦	55,393,253	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dec. 31, 2013)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,564,148	49.44	￦	10,699,164	88.35	￦	31,263,312	58.22
Transportation		203,088	0.49		2,358	0.02		205,446	0.38
Finance		1,691,827	4.07		46,364	0.38		1,738,191	3.24
Wholesale and retail		917,843	2.21		3,692	0.03		921,535	1.72
Construction		13,524,300	32.52		342,119	2.83		13,866,419	25.82
Public and others		4,685,326	11.27		1,016,202	8.39		5,701,528	10.62

Total	￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

(5) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 30 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 4 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on February 13, 2008, initially, and renewed every two years, MYR MTN program to issue Malaysian Ringgit-denoted bonds of MYR 4 billion;

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Litigations

As of June 30, 2014, nine lawsuits (aggregated litigation value: ￦81,250 million) were filed by the Bank and eight pending litigations as a defendant were filed (aggregated litigation value: ￦133,794 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of June 30, 2014 and December 31, 2013 are ￦568,916 million and ￦544,795 million, respectively.

(8) Ordinary wages

The Supreme Court had handed down sentences in ordinary wages during the previous year. The Bank reviewed the effect by the Supreme Court ruling on the Bank’s financial statements. The Bank determined not to recognize provisions, because the Bank anticipates that the outflow of resources is unlikely to be realized. Effects to the financial statements of the Bank with regard to the judgment of the court for the lawsuit are not disclosed in the notes to the financial statements in accordance with the paragraph 92 of K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets

37. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of June 30, 2014 are as follows:

Detail	Relationship	Percentage
Parent:
Korean government	Parent	68.53%
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00%
PT.KOEXIM Mandiri Finance	Subsidiary	85.00%
KEXIM Vietnam Leasing Co.	Subsidiary	100.00%
KEXIM Asia Limited	Subsidiary	100.00%
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	70.71%
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.27%
Korea Asset Management Corporation,	Associate	25.86%
Credit Guarantee and Investment Fund	Associate	14.28%

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(2) Significant balances of receivables, payables and guarantees with the related parties

Significant balances of receivables and payables with the related parties as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	184,950	￦	—	￦	98
PT.KOEXIM Mandiri Finance		136,106		246		—
KEXIM Vietnam Leasing Co		119,537		202		—
KEXIM Asia Limited		108,411		—		121
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	877,511	￦	230,722	￦	—
DAESUN Shipbuilding & Engineering Co., Ltd.		345,880		182,696		—

Total	￦	1,772,395	￦	413,866	￦	219

(Dec. 31, 2013)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	135,797	￦	—	￦	72
PT.KOEXIM Mandiri Finance		142,656		258		—
KEXIM Vietnam Leasing Co		112,638		191		—
KEXIM Asia Limited		112,820		—		231
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	1,809,458	￦	1,006,104	￦	—

Total	￦	2,313,369	￦	1,006,553	￦	303

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

Guarantees provided to the related parties as of June 30, 2014 and December 31, 2013 are as follows (Korean won in millions):

(Jun. 30, 2014)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	91,296	￦	—	￦	169,405
PT.KOEXIM Mandiri Finance		—		—		25,360
KEXIM Vietnam Leasing Co.		—		685		5,072
KEXIM Asia Limited		50,720		—		52,749
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		493,075		1,140,677		30,694
DAESUN Shipbuilding & Engineering Co., Ltd.		99,958		54,434		—

Total	￦	735,049	￦	1,195,796	￦	283,280

(Dec. 31, 2013)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	107,365	￦	—	￦	185,733
PT.KOEXIM Mandiri Finance		—		—		26,383
KEXIM Vietnam Leasing Co.		—		728		5,277
KEXIM Asia Limited		52,765		—		54,876
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		260,838		946,600		30,694

Total	￦	420,968	￦	947,328	￦	302,963

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

Detail	Related party	2014						2013
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	703	￦	—	￦	729	￦	1,176	￦	—	￦	384
	PT.KOEXIM Mandiri Finance		681		(12)		2		536		17		32
	KEXIM Vietnam Leasing Co.		589		11		3		366		32		—
	KEXIM Asia Limited		948		—		400		738		—		614
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		14,128		3,540		—		—		—		—
	DAESUN Shipbuilding & Engineering Co., Ltd		7,620		2,724		—		—		—		—

	Total	￦	24,669	￦	6,263	￦	1,134	￦	2,816	￦	49	￦	1,030

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(4) Money dealing with related parties

Money dealing with related parties for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

Detail	Related party	2014				2013
		Financing transaction				Financing transaction
		Loan		Collection		Loan		Collection
Subsidiaries	KEXIM Bank UK Limited	￦	321,064	￦	264,181	￦	751,734	￦	766,611
	PT.KOEXIM Mandiri Finance		278,750		279,814		486,789		486,789
	KEXIM Vietnam Leasing Co.		239,548		227,743		326,922		309,207
	KEXIM Asia Limited		248,144		249,119		380,925		414,815
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		—		932,100		—		10,000
	DAESUN Shipbuilding & Engineering Co., Ltd.		32,873		5,200		—		—

	Total	￦	1,120,379	￦	1,958,157	￦	1,946,370	￦	1,987,422

(5) Details of compensation to key management for the six months ended June 30, 2014 and 2013 are as follows (Korean won in millions):

Detail	2014		2013
Salaries	￦	2,005	￦	1,635
Severance and retirement benefits		210		—

Total	￦	2,215	￦	1,635

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.8% and gross domestic fixed capital formation increased by 3.3%, each compared with 2013.

Prices, Wages and Employment

The inflation rate was 1.4% in 2014. The unemployment rate was 3.5% in 2014.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,961.8 on April 30, 2014, 1,995.0 on May 30, 2014, 2,002.2 on June 30, 2014, 2,076.1 on July 31, 2014, 2,068.5 on August 29, 2014, 2,020.1 on September 30, 2014, 1,964.4 on October 31, 2014, 1,980.8 on November 28, 2014, 1,915.6 on December 30, 2014, 1,949.3 on January 30, 2015 and 1,961.5 on February 17, 2015.

Monetary Policy

Interest Rates

The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, to 2.5% on May 9, 2013, to 2.25% on August 14, 2014 and 2.0% on October 15, 2014, in order to address the sluggishness of the global and domestic economy.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was ￦1,031.7 to US$1.00 on April 30, 2014, ￦1,021.6 to US$1.00 on May 30, 2014, ￦1,014.4 to US$1.00 on June 30, 2014, ￦1,024.3 to US$1.00 on July 31, 2014, ￦1,013.6 to US$1.00 on August 29, 2014, ￦1,050.6 to US$1.00 on September 30, 2014, ￦1,054.0 to US$1.00 on October 31, 2014, ￦1,101.1 to US$1.00 on November 28, 2014, ￦1,099.2 to US$1.00 on December 31, 2014, ￦1,090.8 to US$1.00 on January 30, 2015 and ￦1,098.7 to US$1.00 on February 17, 2015.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$89.4 billion in 2014. The current account surplus in 2014 increased from the current account surplus of US$81.2 billion in 2013, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$47.5 billion in 2014. Exports increased by 2.4% to US$573.1 billion and imports increased by 1.9% to US$525.6 billion from US$559.6 billion of exports and US$515.6 billion of imports, respectively, in 2013.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserve was US$363.6 billion as of December 31, 2014 and US$362.2 billion as of January 30, 2015.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-180273.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$200,000,000 aggregate principal amount. The Notes will mature on August 26, 2016 (the “Maturity Date”). The Notes will bear interest for each Interest Period (as defined below) at the rate equal to Three-Month USD LIBOR plus 0.25% per annum, payable quarterly in arrears on February 26, May 26, August 26 and November 26 of each year (each an “Interest Payment Date”). The first interest payment on the Notes will be made on May 26, 2015 in respect of the period from (and including) February 26, 2015 to (but excluding) May 26, 2015. Interest on the Notes will accrue from February 26, 2015. If any Interest Payment Date or the Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day (except that if such next business day is in the next calendar month, then that Interest Payment Date or the Maturity Date will be the immediately preceding day that is a business day), with the same force and effect as if made on the Interest Payment Date or the Maturity Date (as the case may be). The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding an Interest Payment Date for such Note. Interest on the Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a)	the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b)	if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c)	if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d)	if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including February 26, 2015 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Notes are held in global form. In the event that the Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. The underwriter participating in this offering is a participant in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

Tax on Interest Payments

Interest on “foreign currency denominated bonds” paid to non-residents (excluding Korean permanent establishments of non-residents) is exempt from income tax and corporation tax (whether payable by withholding or otherwise) pursuant to the Special Tax Treatment Control Law (the “STTCL”). With respect to foreign currency denominated bonds issued after January 1, 2012, interest is tax-exempt only if such bonds are issued outside Korea. The term “foreign currency denominated bonds” in this context is not defined under the STTCL.

If not exempt under the STTCL, the rate of income tax or corporation tax applicable to the interest on the Notes, for you, is currently 14%. In addition, a tax surcharge, called a local income surtax, is imposed at the rate of 10% of the income or corporation tax (raising the total tax rate to 15.4%).

The tax rates may be reduced by applicable tax treaty, convention or agreement between Korea and the country of the recipient of the interest. In order to obtain a reduction or exemption of withholding tax under an applicable tax treaty with respect to any income to which a Korean withholding tax applies, a non-resident should submit either an application for tax exemption or an application for treaty-reduced tax rates to either the payer or the entity obligated to withhold such tax prior to the date upon which such income is to be paid to the non-resident. The relevant tax treaties are discussed under “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, provided that the disposition does not involve a transfer of the Notes to a resident of Korea (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the Notes outside of Korea, provided that the issuance of the Notes is deemed to be an overseas issuance. If you sell or otherwise dispose of the Notes to a Korean resident or the Korean permanent establishment of a non-resident or such disposition and sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. In order to obtain a reduction or exemption of withholding tax under an applicable tax treaty with respect to any income to which a Korean withholding tax applies, a non-resident should submit either an application for tax exemption or an application for treaty-reduced tax rates to either the payer or the entity obligated to withhold such tax prior to the date upon which such income is to be paid to the non-resident. For more information regarding tax treaties, see “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

With respect to computing the above-mentioned 22% withholding taxes on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the Notes. The purchaser of the Notes or, in the case of the sale of the Notes through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or in the absence of producing satisfactory evidence of your acquisition cost and certain direct transaction cost in relation to the Notes being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant Notes occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

We and the underwriter named below (the “Underwriter”) have entered into a Terms Agreement dated February 23, 2015 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriter	Principal Amount of the Notes
Credit Suisse Securities (USA) LLC	US$	200,000,000

Under the terms and conditions of the Underwriting Agreement, if the Underwriter takes any Notes of a series, then the Underwriter is obligated to take and pay for all of the Notes of such series.

The Underwriter initially proposes to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriter may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriter or any affiliate of the Underwriter is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliates on behalf of us in such jurisdiction.

The Notes are a new class of securities with no established trading market. The Notes will not be listed on any securities exchange. The Underwriter has advised us that it intends to make a market in the Notes. However, it is not obligated to do so and it may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriter may be required to make in respect of any such liabilities.

In connection with this offering, Credit Suisse Securities USA LLC (the “Stabilizing Manager”) or any person acting on its behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriter in this offering, which creates a short position for the Underwriter. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

The amount of net proceeds from the Notes is US$199,960,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Notes offering are estimated to be US$200,000. The Underwriter has agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

Relationship with the Underwriter

The Underwriter and certain of its affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriter or certain of its affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriter or its affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 26, 2015, which we expect will be the third business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise.

Selling Restrictions

The Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

The Underwriter has represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

The Underwriter has represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

The Underwriter has represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

The Underwriter has represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance.

Singapore

The Underwriter has represented and agreed that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, the Underwriter represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The Underwriter further has represented and agreed to notify (whether through the distribution of this prospectus supplement and the accompanying prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Notes from or through that Underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

that securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriter by Simpson Thacher & Bartlett LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Simpson Thacher & Bartlett LLP may rely as to matters of Korean law upon the opinion of Kim & Chang.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ￦15,000 billion. As of December 31, 2014, our paid-in capital was ￦7,748 billion.

Our board of directors can be reached at the address of our registered office: c/o 16-1, Youido-dong, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on February 17, 2015. On February 23, 2015, we filed our report on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

CUSIP	ISIN	COMMON CODE
302154 BU2	US302154BU23	119641039

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 150-996

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 7E

New York, NY 10286

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Kim & Chang	Cleary Gottlieb Steen & Hamilton LLP
Seyang Building 39, Sajik-ro 8-gil, Jongno-gu Seoul 110-720, Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 100-210 Korea

LEGAL ADVISOR TO THE UNDERWRITER

as to U.S. law

Simpson Thacher & Bartlett LLP

25th Floor, West Tower

Mirae Asset Center 1

26 Eulji-Ro 5-Gil

Jung-Gu, Seoul

Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

737 Yeoksam-dong

Gangnam-gu, Seoul

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542